                       MILLAR WESTERN FOREST PRODUCTS LTD.
                                   AS BORROWER


                                     - and -


                       CANADIAN IMPERIAL BANK OF COMMERCE,
                       HSBC BANK CANADA, BANK OF MONTREAL
                      AND THE OTHER FINANCIAL INSTITUTIONS
                         FROM TIME TO TIME PARTY HERETO,
                                   AS LENDERS


                                     - and -



                       CANADIAN IMPERIAL BANK OF COMMERCE
                                    AS AGENT


                                CREDIT AGREEMENT

                            DATED AS OF JUNE 27, 2001



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                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT dated as of June 27, 2001 is made by and among MILLAR WESTERN FOREST PRODUCTS LTD., as Borrower (the "Borrower"), CANADIAN IMPERIAL BANK OF COMMERCE, HSBC BANK CANADA, BANK OF MONTREAL AND THE OTHER FINANCIAL INSTITUTIONS which from time to time pursuant to and in accordance with the provisions hereof have entered into an Assignment Agreement amending Schedule F and become party hereto as Lenders (collectively, the "Lenders") and CANADIAN IMPERIAL BANK OF COMMERCE, as Agent for the Lenders;

         WHEREAS the Borrower has requested and the Lenders have agreed to establish certain credits in favour of the Borrower;

         NOW THEREFORE it is agreed by the parties hereto as follows:


                                    ARTICLE 1

                                 INTERPRETATION


1.1      DEFINITIONS

         In this Agreement, unless the context otherwise requires:

         "ACCOMMODATION" means accommodation obtained under the Credits as applicable by way of Prime Rate Loans, US Base Rate Loans, LIBOR Loans, Bankers' Acceptances, Letters of Credit, or sundry Accommodation as is available under the Swingline Credit, or any combination thereof;

         "ACCOUNT DEBTOR" means a Person obligated under an Account Receivable;

         "ACCOUNT RECEIVABLE" means any right of the Borrower to receive payment for goods sold or for services rendered;

         "AGENT" means CIBC;

         "AGREEMENT" means this Credit Agreement as originally executed (including all Schedules and Exhibits hereto), as it may be amended, supplemented, modified, replaced or restated from time to time, and the expressions "HEREOF", "HEREIN", "HERETO", "HEREUNDER", "HEREBY" and similar expressions refer to this Agreement and not to any particular Article, Section, other portion hereof or Schedule or Exhibit hereto;

         "APPLICABLE LAW" means all international, federal, provincial, state, municipal, local and foreign statutes, laws, regulations, treaties, ordinances, orders, judgements and decrees, which are applicable to, and all applicable official


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         directives, rules, guidelines, orders and policies of any Official Body having jurisdiction over, any specified Person, property, transaction or event;

         "APPLICABLE MARGIN" means for each Lender the applicable fee or margin amount from time to time agreed between the Borrower and such Lender as the applicable fee or margin amount for Accommodation under the Credits;

         "ASSIGNMENT AGREEMENT" means an agreement substantially in the form of Exhibit A pursuant to which a financial institution assumes a Commitment and becomes a Lender;

         "AUDITORS" means, at any time, the firm of chartered accountants who at the relevant time (i) are duly appointed as the auditors of the Borrower and (ii) are in fact independent of the Borrower;

         "AVAILABILITY PERIOD" means the period commencing from the Closing Date to and including the Maturity Date;

         "BA DISCOUNT RATE" means with respect to any Bankers' Acceptance purchased by a:

         (i)      Schedule 1 (under the Bank Act Canada), Lender, CDOR; and

         (ii) Non-Schedule 1 (under the Bank Act Canada), Lender, the lower of (a) the bid rate quoted by such Lender for its own bankers' acceptance of a like term with effect as at about 10:00 a.m. on the applicable drawdown, rollover or switch date; and (b) CDOR plus 10.0 basis points;

         "BA EQUIVALENT NOTE" has the meaning specified therefor in Section 2.9(2);

         "BANKERS' ACCEPTANCE" means a draft of the Borrower denominated in Canadian Dollars which has been accepted by a Lender as described in
         Article 5 (and shall include BA Equivalent Notes unless otherwise specified);

         "BANKING DAY" means:

         (a) with respect to Prime Rate Loans or Bankers' Acceptances, any day, other than a Saturday or a Sunday, on which financial institutions are open for domestic and foreign exchange business in Toronto, Ontario;

         (b) with respect to LIBOR Loans, any day, other than a Saturday or a Sunday, on which financial institutions are open for domestic and foreign exchange business in Toronto, Ontario, New York, New York and which is also a day on which dealings are carried out in the London Interbank Eurocurrency Market; and


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         (c)      with respect to US Base Rate Loans, any day, other than a
                  Saturday or a Sunday, on which financial institutions are open for domestic and foreign exchange business in Toronto, Ontario and New York, New York;

         "BORROWER" means Millar Western Forest Products Ltd., a corporation incorporated under the laws of Alberta;

         "BORROWING BASE" means:

         (a) during the months of June to and including November in each year an amount equal to the lesser of (a) the amount of the Revolving Credit and (b) the sum of (i) Eligible Accounts Receivable as margined pursuant to subparagraph (c), and (ii) 50% of Eligible Inventory provided that the amount attributable to Eligible Inventory shall not exceed 50% of the Borrowing Base, and less 100% of estimated Priority Payables; and

         (b) during the months of December to and including May in each year, the above Borrowing Base will apply except that the amount of Eligible Inventory which may comprise the Borrowing Base will be 50% of Eligible Inventory, provided that such amount does not exceed 60% of the Borrowing Base;

         (c) the margin for Eligible Accounts Receivable shall be as follows:

                  (i) 95% of Eligible Accounts Receivable which are insured by the Export Development Corporation in favour of the Borrower in form and substance satisfactory to the Agent and the Lenders;

                  (ii) 95% of Eligible Accounts Receivable which are supported by a letter of credit in form and substance satisfactory to the Agent and the Lenders and issued by a counterparty rated at least (A High) by S&P or the equivalent rating by Moody's;

                  (iii) 95% of Eligible Accounts Receivable which are owing by the Government of Canada or by any Canadian province; and

                  (iv)     75% of remaining Eligible Accounts Receivable.

         "CANADIAN DOLLARS", "CDN. DOLLARS", "DOLLARS", "$", "CDN.$", and "$ CDN." means lawful currency of Canada;

         "CANADIAN DOLLAR AMOUNT" means that any time with respect to outstanding Accommodation under a Credit, the aggregate of (i) the amount in Cdn. Dollars of all such Accommodation that is denominated in Cdn. Dollars, and (ii) the Exchange Equivalent at such time of all such Accommodation that is denominated in a currency other than Cdn. Dollars;


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         "CAPITAL EXPENDITURE" means, for any particular period, those expenditures of the Borrower which would, in accordance with GAAP, on a consolidated basis, be considered Capital Expenditures of the Borrower, for such period (including Capitalized Leased Obligations, provided that notwithstanding the requirements of GAAP, the amount attributable to Capitalized Leased Obligations for such period shall be the amount recorded during such period on the cash flow statement of the Borrower as principal lease payments on Capital Leases;

         "CAPITAL LEASE" means, with respect to any Person, any lease of personal property or other arrangement relating to personal property or assets which would be required to be accounted for as a capital lease obligation on a balance sheet of such Person if such balance sheet were prepared in accordance with GAAP;

         "CAPITALIZED LEASED OBLIGATIONS" means with respect to any Person, any payment obligation of such Person, under a Capital Lease that, in accordance with GAAP, is required to be capitalized;

         "CDOR" means the average annual rate (rounded upward to the nearest two decimal places, calculated on the basis of a 365 day year for bankers' acceptances denominated in Dollars for a specified term that appears on the Reuters Screen CDOR page as of 10:00 a.m. Toronto time on the date of determination), provided that if such rate does not appear on the Reuters Screen CDOR page at such time on such date, the rate for such date will be determined as of 10:00 a.m. on the next preceding Banking Day and if there is no available rate for such date, the CDOR will be the discount rate quoted by the applicable Lender for Canadian Dollar bankers' acceptances for such specified term, at such time and on such date;

         "CIBC" means Canadian Imperial Bank of Commerce;

         "CLOSING DATE" means June 28, 2001 or such other date as the parties may agree to in writing;

         "COMMITMENT" means with reference to any Lender, the aggregate amount of Credits which that Lender has severally agreed to make available to the Borrower on the terms of this Agreement, expressed as a percentage of the Commitments of all the Lenders, which amount is set forth in Schedule D or in an Assignment Agreement amending Schedule D executed by such Lender;

         "COMPLIANCE CERTIFICATE" means the officer's certificate described in
         Section 10.4(2)(iii);

         "CONSTATING DOCUMENTS" means, with respect to any Person, the articles and by-laws of such Person or other organizing documents of such Person, as the same may heretofore or hereafter be amended, together with all other governing


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                                     - 5 -


         documents of such Person, including all shareholder agreements, of or relating to such Person;

         "CONTAMINANT" means any hazardous or non-hazardous substance, matter, waste, radioactivity or thing, subject to or regulated by Environmental Law, including petroleum products, asbestos and polychlorinated byphenyls;

         "CREDITS" means, collectively, the Revolving Credit and the Swingline Credit which forms part of the Revolving Credit and "APPLICABLE CREDIT" means one or more of the Credits as the context requires;

         "DEFAULT" means any event which, with the giving of notice or the lapse of time, or both, and/or a determination being made under the relevant provisions hereof, would constitute an Event of Default;

         "DEFAULTING LENDER" has the meaning specified therefor in Section
         2.5(2);

         "DOCUMENTS" means, collectively, this Agreement, Bankers' Acceptances, the Security and all agreements with respect to Accommodation under the Swingline Credit, and any certificate delivered hereunder;

         "EBITDA" means, for any period, the sum of: (a) Net Income for such period (excluding unusual and/or extraordinary gains or losses of a non-cash nature for such period), plus (b) Interest Expense for such period, plus (c) consolidated income taxes, whether paid or deferred, which are deducted in determining Net Income for such period, plus (d) consolidated depreciation and amortization expense and other non-cash charges for such period, all (unless otherwise defined) as defined by and determined in accordance with GAAP, consistently applied;

         "ELIGIBLE ACCOUNT RECEIVABLE" means an Account Receivable which meets each of the following requirements:

         (a) it arises from the sale or lease of goods, and such goods have been shipped or delivered to the Account Debtor under such Account Receivable;

         (b) it is a valid and legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defence on the part of such Account Debtor, or to any claim on the part of such Account Debtor denying liability thereunder in whole or in part; provided that the net amount of the obligation of the Government of Canada with respect to Goods and Services Tax rebates may be included;

         (c) it is not subject to any Security Interest whatsoever other than the Security, except (i) Permitted Liens which are subordinate in priority to the interests of the Lenders and
                  (ii) any statutory Liens in respect of Priority Payables;

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         (d)      it is evidenced by an invoice (dated not later than the date of shipment or performance and having payment terms in accordance with the usual practice of the industry) rendered to such Account Debtor, and is not evidenced by any instrument or chattel paper unless all necessary steps have been taken to perfect the Security Interest contained in the instrument or chattel paper;

         (e) it is not owing by an Account Debtor who, in the opinion of the Agent, and the Lenders acting reasonably, may at any time be unable to meet its obligations as they fall due;

         (f)      no invoice evidencing such Account Receivable is unpaid ninety
                  (90) days after the date of invoicing; provided this subparagraph does not apply to those Accounts Receivable referred to in subparagraph (c)(i) and (ii) of the Borrowing Base;

         (g) such Account Receivable is not owing by an Account Debtor who has failed to pay in full any invoice evidencing another Account Receivable within ninety (90) days after the date of invoicing (except for, with the written consent of the Agent in response to a written request by the Borrower for such consent (the Agent agreeing that it will respond promptly, whether in the affirmative or in the negative, to each such request), invoices which are being contested in good faith, as determined by the Agent, acting reasonably); provided this subparagraph does not apply to those Accounts Receivable referred to in subparagraph (c)(i) and (ii) of the Borrowing Base;

         (h) the Account Debtor under such Account Receivable has been invoiced in good faith by the Borrower to an address in a Canadian Province or in the case of Kimberly Clark Inc., an American State, in which public notice of the Security over Accounts Receivable (i) is required by law to be registered or recorded in accordance with the law of that Province or State in order to perfect the Security in such Account Receivable, and (ii) has been registered or recorded to the extent necessary to perfect the Security in such Account Receivable; provided that the foregoing does not apply to any Account Debtor to the extent that such Account Receivable is insured by the Export Development Corporation in favour of the Borrower in form and substance satisfactory to the Agent and the Lenders or is supported by a letter of credit or other credit enhancement satisfactory to the Agent and the Lenders;

         (i) the Account Debtor is at arm's length (as that term is used in the Income Tax Act (Canada)) with the Borrower; and

         (j)      it is validly and effectively charged by the Security;



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         Any Account Receivable which at any time is an Eligible Account
         Receivable but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be an Eligible Account Receivable;

         "ELIGIBLE INVENTORY" means any Inventory which meets each of the following requirements:

         (a)      it is owned by the Borrower;

         (b) it is not subject to any Security Interest whatsoever other than the Security except Permitted Liens which are subordinate in priority to the interests of the Lenders;

         (c) it is located within any of those Provinces of Canada in which public notice of the Security over Inventory (i) is required by law to be registered or recorded in accordance with the law of that Province in order to perfect the Security in such Inventory, and (ii) has been registered or recorded to the extent necessary to perfect the Security over such Inventory;

         (d)      it is validly and effectively charged by the Security; and

         (e) Inventory at any time consisting of logs located other than at the mill, if such logs are insured as required by Section 10.1(7), may comprise Eligible Inventory but only to the extent that the aggregate gross value of such logs does not exceed $20,000,000.

         Any Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory;

         "ENVIRONMENTAL ACTIVITY" means any past, present or future activity, event or circumstances in respect of a Contaminant, including its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation or its Release, emission, escape, leaching, dispersal or migration into the natural environment including the movement through or in the air, soil, subsoil, surface water or groundwater;

         "ENVIRONMENTAL LAW" means any Applicable Law relating to the environment, public health or safety, or any Environmental Activity;

         "EVENT OF DEFAULT" means an event specified in Section 11.1;

         "EXCHANGE EQUIVALENT" in respect of one currency (the "ORIGINAL CURRENCY"), being Cdn. Dollars or US Dollars, as the case may be, means, at the date of determination, the amount of currency expressed in the other currency, based on


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                                     - 8 -


         the Bank of Canada noon rate which is applicable for any settlement made on the date of determination, with the specified amount of the original currency on such date;

         "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of May 7, 1998 between the Borrower, CIBC and the other financial institutions from time to time party thereto and CIBC as Agent as amended by Amending Agreement No. 1 dated December 1, 1998 and Amending Agreement No. 2 dated August 15, 2000;

         "FEDERAL FUNDS RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Banking Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it;

         "FINANCIAL COVENANTS" means those covenants of the Borrower referred to in Section 10.4;

         "FIXED CHARGE COVERAGE RATIO" means the ratio of (a) EBITDA less the amount of (i) Maintenance Capital Expenditures and (ii) income taxes paid in cash to (b) Interest Expense and payments of principal for borrowed money, all calculated on a rolling four quarter basis;

         "FOREIGN EXCHANGE CONTRACT" means any foreign exchange contract established by a Lender in favour of the Borrower which has a duration of the lesser of thirteen months and the Maturity Date and is supported by the Lender's standard documentation for such foreign exchange contract including an ISDA agreement, if applicable;

         "GAAP" means generally accepted accounting principles in Canada, consistently applied, including the statements and interpretations (if applicable) issued by the Canadian Institute of Chartered Accountants or any successor body in effect from time to time;

         "GUARANTEE" by any Person means:

         (i) any guarantee, sale with recourse, endorsement (other than for collection or deposit in the ordinary course of business) or other obligation (contingent or otherwise) to pay, purchase, repurchase or otherwise acquire or become liable upon or in respect of any Indebtedness of another; and

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         (ii)     without limiting the generality of the foregoing, any
                  obligation (contingent or otherwise) to make a payment to another for goods, property or services regardless of the non-delivery or non-furnishing thereof, or to make an investment in another, or to maintain the capital, working capital, solvency or general financial condition of another, or to indemnify another Person against and hold such Person harmless from damage, loss or liability, all under circumstances intended to enable another to incur or pay any Indebtedness or to comply with agreements relating thereto or otherwise to assure or protect creditors against loss in respect of Indebtedness;

         The amount of each Guarantee will be deemed to be the amount of all Indebtedness of the obligor to which the Guarantee relates, unless the Guarantee is limited to a determinable amount in which case the amount of such Guarantee will be deemed to be such determinable amount;

         "INDEBTEDNESS" of a Person means, without duplication:

         (i) all indebtedness, obligations and liabilities of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown in the liability section of the balance sheet of such Person, including, without limitation, indebtedness, obligations and liabilities for borrowed money or in respect of any bankers' acceptance credit facility;

         (ii) all indebtedness and liabilities of such Person under outstanding forward exchange contracts, interest rate swaps and other hedging products;

         (iii) all indebtedness, obligations and liabilities of such Person secured by any Lien on any property or asset owned or held by such Person, whether or not any other Person has assumed or is liable for the indebtedness, obligations, or liabilities so secured and whether or not the rights and remedies of the secured party thereunder are limited to repossession or sale of property or assets covered thereby;

         (iv)     any Capital Lease;

         (v)      any Guarantee by such Person;

         (vi) all liabilities of such Person as a partner or venturer in any partnership, joint venture or other enterprise but only to the extent of the amount of such liability if such liability is limited;

         (vii) all items of indebtedness convertible into, or exchangeable for, shares in the capital of such Person, any other debentures, notes, other evidences of Indebtedness and similar instruments which may be issued by a Person from time to time;


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         (viii)   all shares in the capital of, or partnership units in, such
                  Person which are redeemable or retractable at the option of any other Person; and

         (ix) all liabilities of such Person, contingent or otherwise, under any letter of credit or letter of guarantee issued on behalf of such Person;

         "INTEREST EXPENSE" means, in respect of any particular period, the aggregate amount payable by the Borrower on a consolidated basis, during such period on account of interest, fees or discount for borrowed money including Capital Leases, all as calculated in accordance with GAAP;

         "INVENTORY" means all lumber, log and pulp inventory owned by the Borrower and consisting of finished goods and raw materials which are acceptable to the Agent and the Lenders and valued in each case at the lower of cost or net realizable value;

         "LENDERS" means, collectively CIBC, HSBC Bank Canada, Bank of Montreal and any other financial institution which has entered into an Assignment Agreement amending Schedule F, and their respective successors and permitted assigns;

         "LETTER OF CREDIT" means any letter of credit or letter of guarantee issued by a Lender at the request of the Borrower pursuant to the Letter of Credit Swingline Credit;

         "LETTER OF CREDIT SWINGLINE CREDIT" has the meaning set out in Section 2.1(3);

         "LIBOR" means, with respect to each LIBOR Period for each LIBOR Loan, the annual interest rate (calculated on the basis of a 360 day year) for deposits of US Dollars for a period most nearly comparable to such LIBOR Period to be the arithmetic average, rounded upward to the nearest 1/16th of 1%, at which deposits in US Dollars in amounts comparable to the amount of such LIBOR Loan, for value on the first day of such LIBOR Period and for a term equal to the requested LIBOR Period, are offered to the applicable Lender in accordance with its normal practice in the London Interbank Eurocurrency Market at or about 11:00 a.m. (London time) on the second Banking Day prior to the commencement of such LIBOR Period, as determined by such Lender;

         "LIBOR LOAN" means a borrowing in US Dollars which bears interest calculated on the basis of LIBOR;

         "LIBOR PERIOD" means a period of 1, 2 or 3 months ending on a Banking Day, determined in accordance with the provisions of this Agreement and readily available in the London Interbank Eurocurrency Market;

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                                     - 11 -


         "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), hypothecation, assignment intended as security, title retention agreement or arrangement, security interest or other encumbrance;

         "MAINTENANCE CAPITAL EXPENDITURES" means Capital Expenditures incurred for the purpose of maintaining, repairing or replacing an existing asset of the Borrower;

         "MATERIAL ADVERSE CHANGE" means, with respect to the Borrower, a material adverse change in the financial condition or business or operations of the Borrower which has the effect of making it reasonably likely that the Borrower will be unable to perform its obligations with respect to its Indebtedness;

         "MATERIAL ADVERSE EFFECT" means, with respect to any Person, an effect which:

         (a) materially impairs the Borrower's ability to perform its obligations under any Document to which it is a party,

         (b) materially prejudices, restricts or renders unenforceable or ineffective any of the rights intended or purported to be granted to any Lender under any Document, or

         (c)      results in a Material Adverse Change;

         "MATERIAL AGREEMENTS" means the agreements referred to in Schedule G;

         "MATURITY DATE" means June 27, 2002 or such later date as may be agreed by all of the Lenders and the Borrower pursuant to Section 7.7;

         "MOODY'S" means Moody's Investors Service and its successors;

         "NET INCOME" means, for any period, the amount which would, in accordance with GAAP be classified on the consolidated income statement of the Borrower for such period as net income of the Borrower;

         "NOTICE OF BORROWING" means a notice of the Borrower in substantially the form of Exhibit B;

         "NOTICE OF ROLLOVER/SWITCH" means a notice of the Borrower in substantially the form of Exhibit C;

         "OFFERING MEMORANDUM" means the offering memorandum dated May 7, 1998 issued by the Borrower in connection with a private placement of the Senior Notes;

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                                     - 12 -


         "OFFICIAL BODY" means any government of a country or any political subdivision thereof, any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision thereof, or any regulatory authority, court, tribunal, grand jury or arbitrator, whether foreign or domestic having jurisdiction over the property, business or assets of the applicable Person;

         "PARTICIPANT" has the meaning specified therefor in Section 14.7(2);

         "PARTICIPATION" has the meaning specified therefor in Section 14.7(1);

         "PERMITTED LIENS" means, as at any time, the Liens listed in Schedule A, as such Schedule may be amended from time to time by agreement between the Required Lenders and the Borrower;

         "PERSON" will be broadly interpreted and includes an individual, a corporation, a limited liability company, a partnership, a trust, a joint venture, a co-ownership, an association, an unincorporated organization or an Official Body and the heirs, executors, administrators or other legal representatives of an individual;

         "PRIME INTEREST RATE" means the rate of interest per annum (calculated on the basis of a 365 or 366 day year) that is the greater of (a) the rate of interest per annum from time to time declared by the applicable Lender as its prime interest rate for Cdn. Dollar commercial loans made in Canada and (b) 1.0% above the average of the discount rates from time to time quoted on the CDOR page of Reuters, rounded up to the second decimal place, at approximately 10:00 a.m. (Toronto time) for 30-day Canadian Dollar bankers' acceptances; provided that any change in the Prime Interest Rate shall be effective on the effective day of any change in the reference rate referred to in (a) above or (b) above, respectively;

         "PRIME RATE LOAN" means a borrowing in Canadian Dollars which bears interest at a rate based on the Prime Interest Rate;

         "PRIORITY PAYABLES" means all statutory Liens, deemed trusts and preferred claims of any Person, including claims for employee wages, vacation pay, termination or severance pay, employee withholdings, pension plan contributions, workers' compensation assessments, goods and services taxes, retail sales taxes and municipal Taxes, and claims by public utilities, which rank in priority to the Security over any Eligible Accounts Receivable;

         "PURCHASE MONEY LIEN" means any Lien created upon any personal property of the Borrower to secure or securing the whole or any part of the purchase price of such property or to secure or securing the repayment of money borrowed to pay the whole or any part of such purchase price or cost or any vendor's privilege or lien on such property securing all or any part of such purchase price or cost and


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                                     - 13 -


         any Lien to which any property acquired by the Borrower is subject at the time of such acquisition; provided that any such Lien is limited to the property so acquired;

         "RELEASE" includes discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump, place and exhaust, and when used as a noun has a similar meaning;

         "REQUIRED LENDERS" means with respect to the Credits, any two or more Lenders who have in the aggregate at least 66-2/3% of the then maximum available Commitments under the Credits;

         "REVOLVING CREDIT" has the meaning specified in Section 2.1(1);

         "RIGHTS" has the meaning specified therefor in Section 14.7(1);

         "S&P" means Standard & Poor's Rating Group and its successors;

         "SECURITY" means the secured referred to in Section 8.1;

         "SECURITY INTEREST" means any mortgage, hypothec, title retention, pledge, right of set-off, lien, charge, security interest or other encumbrance whatsoever, whether fixed or floating and howsoever created or arising;

         "SENIOR NOTES" means the 9-7/8% Senior Notes due 2008 issued by the Borrower pursuant to the Offering Memorandum;

         "SHAREHOLDERS' EQUITY" means with respect to a Person, at any time, the aggregate of all common, preferred and other share capital in and all warrants of such Person, which would in accordance with GAAP be reflected as equity on the balance sheet of such Person at such time, together with retained earnings and contributed surplus of, such Person, which would, in accordance with GAAP, be reflected on the balance sheet of such Person at such time;

         "SHORT NOTICE SWINGLINE CREDIT" has the meaning setting out in Section 2.1(2);

         "SHORT NOTICE SWINGLINE LENDER" means the Agent;

         "SUBORDINATED DEBT" means indebtedness of the Borrower for borrowed money which is fully subordinated as to principal, interest, fees or other amounts and as to any security interest such that no payments to the subordinate creditor may be made or accepted and no actions may be taken by the subordinate creditor to enforce its security until all indebtedness and liability of the Borrower to the Agent and the Lenders under this Agreement have been repaid and the Credits have been cancelled or otherwise terminated;

         "SWINGLINE CREDIT" means the Letter of Credit Swingline Credit and the Short Notice Swingline Credit collectively;

         "SUBSIDIARY" has the meaning ascribed to a "subsidiary body corporate" in the Business Corporations Act (Alberta);

         "TAXES" includes all taxes, levies, imposts, stamp taxes, duties, including property taxes, business taxes, corporations taxes, fees, deductions, withholdings and any restrictions or conditions resulting in a charge to tax and all penalty, interest and other payments on or in respect thereof;

         "US" means the United States of America;

         "US BASE RATE" means the rate of interest per annum (calculated on the basis of a 365 or 366 day year) that is the greater of (a) the rate of interest per annum from time to time declared by the applicable Lender as its reference rate of interest for determining interest chargeable by it on US Dollar commercial loans made in Canada and (b) 0.50% above the Federal Funds Rate in effect at the time of determination; provided that if for any reason, such Lender shall have determined (which determination shall be conclusive, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, (including the inability of such Lender to obtain sufficient quotations in accordance with the terms set out in the definition of Federal Funds Rate herein), the US Base Rate shall be determined without regard to clause (b) above until the circumstances giving rise to such inability no longer exist; provided further that any change in the US Base Rate shall be effective on the effective day of such change in the reference rate referred to in (a) above or the Federal Funds Rate, respectively;

         "US BASE RATE LOAN" means a borrowing in US Dollars which bears interest at a rate based on the US Base Rate;

         "US DOLLARS" and "US $" means lawful currency of the United States of America;

         "UTILIZED PORTION OF THE REVOLVING CREDIT" means, at the date of determination, the Canadian Dollar Amount of all Accommodation outstanding under the Revolving Credit including under the Swingline Credit; and

         "WORKING CAPITAL RATIO" means at any time, the ratio of the Borrower's consolidated current assets to its consolidated current liabilities calculated in each case in accordance with GAAP, but in any event, including in current liabilities all amounts outstanding under the Credits other than for Letters of Credits which are issued in support of current liabilities, and excluding from current assets all prepaid expenses;

1.2      HEADINGS, ETC.

         The division of this Agreement into Articles, Sections and other portions thereof and the insertion of headings and captions are for convenience of reference only and will not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections, other portions thereof, Schedules or Exhibits are to Articles, Sections, other portions thereof, Schedules or Exhibits of or to this Agreement.

1.3      NUMBER, GENDER AND EXPRESSIONS

         Words importing the singular number only will include the plural and vice versa, words importing the masculine gender will include the feminine and neuter genders and vice versa and words importing natural persons will include Persons and vice versa. Where any term or expression is defined herein, derivations of such term or expression will have a corresponding meaning.

1.4      TIME

         Unless otherwise expressly stated, any reference herein to a time will mean Toronto, Ontario local time.

1.5      NON-BANKING DAYS

         Whenever any payment hereunder is stated to be due on a day other than a Banking Day, the payment will be made on the immediately following Banking Day. In the case of interest payable pursuant to the terms of this Agreement, the extension or contraction of time will be considered in determining the amount of interest. Whenever any action to be taken hereunder is stated or scheduled to be required to be taken on, or any period of time stated or scheduled herein to commence or terminate on, a day other than a Banking Day, the action will be taken or the period of time will commence or terminate, as the case may be, on the immediately following Banking Day.

1.6      CALCULATIONS

         Except as otherwise expressly provided herein, all accounting calculations required or permitted under this Agreement will be made on the basis of GAAP using accounting policies and standards of disclosure with respect to the business operations similar to those of the Borrower, which are applied in accordance with recommendations from time to time of the Canadian Institute of Chartered Accountants, or any successors thereof, as at the date on which such generally accepted accounting principles are applied.

1.7      STATUTORY REFERENCES

         Unless otherwise expressly stated, any reference in this Agreement or any of the other Documents to any act or statute or section thereof will be deemed to be a reference to such act or statute or section as amended, renamed, restated or re-enacted or replaced from time to time (and includes all regulations from time to time made under such act or statute).

1.8      SEVERABILITY

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

1.9      ENTIRE AGREEMENT

         This Agreement and all agreements herein contemplated to be entered into among, by or with the parties hereto constitutes the entire agreement between the parties hereto with respect to the Credits and the other matters contemplated in this Agreement as of the date hereof.

                                   ARTICLE II
                                   THE CREDITS

2.1      ESTABLISHMENT OF CREDITS

         1) The Revolving Credit: Subject to the terms and conditions hereof (including the restrictions contained in this Article), the Lenders hereby establish in favour of the Borrower a revolving credit in the maximum principal amount of $50,000,000 or the Exchange Equivalent thereof in U.S.$.

         2) Short Notice Swingline Credit: As part of the Revolving Credit, the Short Notice Swingline Lender hereby establishes in favour of the Borrower a revolving credit in the maximum principal amount of $5,000,000 or the Exchange Equivalent thereof in U.S. Dollars. Accommodation obtained under this Credit will be considered an availment of the Revolving Credit so that the maximum principal amount under the Revolving Credit, the Letter of Credit Swingline Credit and the Short Notice Swingline Credit shall not exceed $50,000,000 or the Exchange Equivalent thereof in U.S. Dollars. Subject to the terms and conditions hereof, the Borrower may from time to time obtain Accommodation under the Short Notice Swingline Credit by way of overdrafts in Cdn. and U.S. Dollars and other types of sundry Accommodation as agreed upon. Fees for such Accommodation other than overdrafts shall be as agreed from time to time, and Prime Rate Loans and U.S. Base Rate Loans by way of overdraft will bear interest as set out in Sections 3.2(1) and (2).

         3) Letter of Credit Swingline Credit: As part of the Revolving Credit, the Lenders hereby establish in favour of the Borrower a revolving credit in the maximum amount of $15,000,000 or the exchange equivalent in US Dollars. Accommodation obtained under the Letter of Credit Swingline Credit will be considered an availment of the Revolving Credit so that the maximum amount under the Revolving Credit, the Short Notice Swingline Credit and the Letter of Credit Swingline Credit shall not exceed $50,000,000 or the exchange equivalent thereof in US Dollars. Subject to the terms and conditions hereof, the Borrower may from time to time obtain Accommodation under the Letter of Credit Swingline Credit by way of letters of credit and letters of guarantee to be provided by one or more of the Lenders as the Borrower in its sole discretion may sole select. Fees for such Accommodation shall be as agreed by the Borrower separately with each Lender by agreement in the form attached hereto as Exhibit F.

2.2      UTILIZATION OF PROCEEDS

         The Borrower will use Accommodation obtained under the Credits for the Borrower's general corporate and working capital purposes (including to refinance the amount outstanding under the Existing Credit Agreement on the Closing Date) other than to finance any asset acquisition out of the ordinary course of business or any investment in any Person.

2.3      TYPES OF ACCOMMODATION AVAILABLE UNDER THE REVOLVING CREDIT

         1) The Revolving Credit. Subject to the terms and conditions hereof, the Borrower may from time to time obtain the following types of Accommodation under the Revolving Credit:

                  Prime Rate Loans
                  US Base Rate Loans
                  LIBOR Loans
                  Bankers' Acceptances

         2) The Revolving Credit Borrowing Base. The Borrower may not request Accommodation under the Revolving Credit (including under the Swingline Credit) if the Utilized Portion of the Revolving Credit (including the maximum amount of the Swingline Credit), after giving effect to the proposed Accommodation, is greater than the Borrowing Base then in effect. At no time shall the Utilized Portion of the Revolving Credit exceed the Borrowing Base then in effect.

2.4 DRAWDOWN, ROLLOVERS AND SWITCHES OF ACCOMMODATION. Subject to the terms and conditions hereof, the Borrower will have the right at all times to determine the manner and the proportions in which it will draw down the Revolving Credit and until the Revolving Credit has been cancelled, the Borrower may, at its option, subject to the terms and conditions hereof, rollover or switch its methods of utilizing the Revolving Credit, provided that:

         (a) each drawdown which is not by way of Prime Rate Loan or US Base Rate Loan shall involve a minimum of Cdn.$3,000,000 or US$3,000,000, as applicable, or any whole multiple of Cdn$100,000 or US$100,000, as applicable, thereafter;

         (b) each drawdown which involves a Prime Rate Loan or a US Base Rate Loan shall involve a minimum of Cdn$1,000,000 or US$1,000,000, as applicable, or any whole multiple of Cdn$100,000 or US$100,000, as applicable, thereafter;

         (c) all switches shall involve at least Cdn.$3,000,000 or US$3,000,000, as applicable;

         (d) no switch out of Bankers' Acceptances or LIBOR Loans shall be made except upon the maturity of a corresponding amount of Bankers' Acceptances or LIBOR Loans; and

         (e) the date on which a drawdown, rollover or switch is to be made hereunder shall be a Banking Day.

2.5      PRO RATA ACCOMMODATION

         1) Requirement to Advance Accommodation. Subject to the terms and conditions of this Agreement, all Accommodation requested under the Revolving Credit other than the Swingline Credit will be made available contemporaneously by the Lenders, on a pro rata basis in the same proportions as their respective Commitments (except that for this purpose, the Commitments of the Short Notice Swingline Lender shall be reduced by the maximum amount of the Short Notice Swingline Credit); provided that the Agent will be entitled at any time to request Accommodation from the Lenders otherwise than in accordance with their respective Commitments if the same is required by, or consistent with, the traditional treasury management practices of the Agent or normal money market practices. No Lender will be responsible for any default by any other Lender in its obligation to make its proportionate share of requested Accommodation available nor will the Commitment of any Lender be increased as a result of the default by any other Lender in its obligation to make Accommodation available, except as provided in Section 2.5(2).

         2) Reset Mechanism. If at any time, because of utilization of the Swingline Credit, the ratio of the indebtedness of the Borrower to any Lender under the Credits to the aggregate indebtedness of the Borrower to the Lenders under the Credits is not in the same proportion as such Lenders' Commitment bears to the aggregate Commitments of all Lenders then the Agent, shall at the request of any Lender, make such adjustments of Accommodation among the Lenders as may be necessary or appropriate in order that the outstanding Accommodation of the Lenders is proportional to their respective Commitments. Each Lender agrees to execute any documentation reasonably required by the Agent to accomplish the required adjustments.

         3) Failure to Advance Accommodation. In the event that any Lender fails to make available its portion of any Accommodation as required (a "DEFAULTING LENDER"), the Agent will forthwith give notice thereof to each of the other Lenders, and any other Lender, upon notice to the Borrower, the Agent and the other Lenders and acknowledgement by the Agent, may advance to the Borrower the amount (or if more than one Lender so elects, its pro rata share of the amount based upon the Commitments of such electing Lenders) of the Defaulting Lender's portion of such Accommodation. Upon the making of such advance(s), the Lender or Lenders making such advance(s) will have the right to forthwith recover the same from the Defaulting Lender(s) or, if required by any Lender making any such advance, the Lenders, the Agent and the Borrower will enter into such documentation, in form and substance satisfactory to the parties, as may be appropriate to evidence the adjustment of the Commitments of the Lenders necessitated by the advance made by such Lender(s). Nothing herein contained will be deemed to relieve any Lender from its obligation to fulfil its respective Commitments in respect of the Credits or to prejudice any rights which a Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.6      DRAWDOWN OF CREDITS

         1) Notice of Borrowing. The Borrower will give to the Agent, in accordance with the following schedule, a Notice of Borrowing prior to each proposed draw under the Revolving Credit:

         Type of Accommodation Requested         Notice Required
         -------------------------------         ---------------
         Prime Rate Loans                        1 Banking Day
         US Base Rate Loans                      1 Banking Day
         LIBOR Loans                             3 Banking Days
         Bankers' Acceptances                    1 Banking Day
         Swingline Credit Accommodation          As agreed

Each Notice of Borrowing shall be delivered on a Banking Day by the Borrower on or prior to noon Toronto time to the Agent on the date on which the Notice of Borrowing is required. Any Notice of Borrowing delivered after such time shall be deemed to have been delivered on the next Banking Day.

         2) Irrevocability. Each Notice of Borrowing given to the Agent by a Borrower shall be irrevocable, and the Borrower shall borrow the stated amount on the stated date in accordance with the Notice of Borrowing; provided, however, that if any Default or Event of Default shall have occurred and be continuing, the Agent and the Lenders may refuse to give effect to any Notice of Borrowing.

         3) Notification of Lenders. Upon receipt of each duly completed Notice of Borrowing, the Agent shall promptly notify by facsimile transmission each Lender of (i) the proposed draw, (ii) the amount and type of Accommodation to be made available by such Lender, and (iii) the particulars of the account (as designated by the Borrower to the Agent) to which the proceeds of any Accommodation are to be credited.

2.7      ROLLOVERS AND SWITCHES OF ACCOMMODATION

         1) Timing of Notices. Subject to Section 2.7(4), the Borrower shall deliver on a Banking Day to the Agent, in accordance with the schedule set out for Notices of Borrowing in Section 2.6(1), a duly completed Notice of Rollover/Switch prior to a proposed switch or rollover of Accommodation under the Revolving Credit.

         2) Irrevocability. Each Notice of Rollover/Switch delivered to the Agent by the Borrower shall be irrevocable, and the Borrower shall rollover or switch the stated Accommodation on the stated date in accordance with the Notice of Rollover/Switch.

         3) Notification of Lenders. Upon receipt of a Notice of Rollover/Switch, the Agent shall promptly notify by facsimile transmission each Lender of (i) the proposed rollover/switch, (ii) the amount and type of Accommodation to be made available by such Lender under the Revolving Credit on the rollover/switch date, and (iii) the particulars of the account (as designated by the Borrower to the Agent) to which the proceeds of any Accommodation to be effected on the rollover/switch are to be credited.

         4) Failure to Provide Notice of Rollover/Switch. In the event that the Borrower does not provide the Agent with the required Notice of Rollover/Switch in accordance with Section 2.7(1) for any rollover/switch of Accommodation, then a duly completed Notice of Rollover/Switch shall be deemed to have been given pursuant to Section 2.7(1) and such Accommodation shall be switched to (i) a Prime Rate Loan for any amounts outstanding in Canadian Dollars on the rollover/switch date or (ii) a US Base Rate Loan for all amounts outstanding in US Dollars on the rollover/switch date.

2.8      DISBURSEMENT - PRIME RATE LOANS, US BASE RATE LOANS AND LIBOR LOANS

         Each Prime Rate Loan, US Base Rate Loan and LIBOR Loan made by a Lender under the Revolving Credit will be made by such Lender crediting the applicable funds to such account of the Agent as the Agent shall have designated to the Lenders and the Agent will credit the applicable funds to the account of the Borrower as the Borrower shall have designated to the Agent in same day funds for same day value on the applicable drawdown, rollover or switch date.

2.9      DISBURSEMENT - BANKERS' ACCEPTANCES

         1) Discounting. Each Banker's Acceptance (other than BA Equivalent Notes) issued under the Revolving Credit shall be deemed to be discounted at the BA Discount Rate applicable to such Lender plus the Applicable Margin in effect at the time such Bankers' Acceptance is discounted. The Borrower shall provide the Agent with written advice of the amounts of Banker's Acceptance proceeds to be received from each Lender and each Lender will credit or transfer, as the case may be, its proportionate share of the Banker's Acceptance proceeds so determined to such account as is designated by the Agent and the Agent shall credit the Bankers' Acceptance proceeds so determined to such account of the Borrower as the Borrower shall have designated to the Agent in same day funds on the applicable drawdown, rollover or switch date.

         2) Non-Bank Lender. If a Lender is not a chartered bank under the Bank Act (Canada) or if a Lender notifies the Agent in writing that it is unable or unwilling to accept Bankers' Acceptances, such Lender will, instead of discounting Bankers' Acceptances, purchase from the Borrower a non-interest bearing note (a "BA EQUIVALENT NOTE"), in the form of Exhibit D, issued by the Borrower in the amount and for the same term as the draft which such Lender would otherwise have been required to discount hereunder, at a purchase price calculated on the same basis as Bankers' Acceptances are discounted by the Lender pursuant to Section 2.9(1). Each such Lender will credit or transfer, as the case may be, the purchase price to such account as is designated by the Agent and the Agent shall credit such amount to such account of the Borrower as the Borrower shall have designated in same day funds on the applicable drawdown, rollover or switch date.

2.10     EXISTING LETTERS OF CREDIT

         CIBC has issued letters of credit at the request of the Borrower under the Existing Credit Agreement and which will be outstanding as of the Closing Date. Such letters of credit shall be deemed to be Accommodation obtained by the Borrower from CIBC under the Letter of Credit Swingline Credit.

                                  ARTICLE III
              PRIME RATE LOANS, US RATE BASE LOANS AND LIBOR LOANS

3.1      RECORDING IN BOOKS AND RECORDS

         The Borrower hereby authorizes the Agent and each Lender to record, from time to time, in its books and records, the date and amount of Accommodation made by it, the unpaid balance thereof, and all payments received by the Agent on behalf of the Lender on account of the principal of such outstanding Accommodation or interest thereon or otherwise and such other information as it may see fit. All amounts so recorded shall be prima facie evidence (absent manifest error) of such unpaid principal balance, interest and other amounts owing hereunder. The failure to record, or any error in recording, any such amount shall not, however, limit or otherwise affect the obligations of the Borrower to repay the principal amount of the outstanding Accommodation together with all interest accrued thereon and all other amounts owing hereunder, nor shall the failure to record any payment result in the Borrower owing any amount paid and not so recorded.

3.2      INTEREST

         1) Prime Rate Loans. Each Prime Rate Loan will bear interest in Cdn. Dollars as well after as before maturity, demand, default and judgement at a variable rate per annum (calculated on the basis of a 365 or 366 day year) equal at all times to the Prime Interest Rate plus the Applicable Margin in effect from time to time which applicable rate per annum shall change automatically without notice to the Borrower.

         2) US Base Rate Loans. Each US Base Rate Loan will bear interest in US Dollars as well after as before maturity, demand, default and judgement at a variable rate per annum (calculated on the basis of a 365 or 366 day year) equal at all times to the US Base Rate plus the Applicable Margin which applicable rate per annum shall change automatically without notice to the Borrower.

         3) LIBOR Loans. Each LIBOR Loan will bear interest in US Dollars as well after as before maturity, demand, default and judgement at LIBOR (calculated on the basis of a 360 day year) plus the Applicable Margin in effect at the date of such LIBOR Loan.

3.3      PAYMENT OF INTEREST

         Interest on Prime Rate Loans and US Base Rate Loans will accrue daily and be payable by the Borrower directly to each Lender monthly in arrears on the first Banking Day of each month following receipt of an invoice for such interest from the applicable Lender, provided, however, that interest on each other amount referred to in Section 3.6 and interest on overdue interest shall be payable on demand. Interest on LIBOR Loans shall accrue daily and shall be payable on the last Banking Day of each LIBOR Period, provided that where the LIBOR

Period exceeds three (3) months, interest shall be payable on the expiration of each 90 day period during the term of the LIBOR Period and on the last day of the LIBOR Period.

3.4      MAXIMUM RATE OF RETURN

         Notwithstanding any provision to the contrary contained in this Agreement, in no event will the aggregate "interest" (as defined in section 347 of the Criminal Code (Canada) payable under this Agreement exceed the effective annual rate of interest on the "the credit advanced" (as defined in that section) under this Agreement lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand will be deemed to have been made by mutual mistake of the Borrower, the Agent and the Lenders and the amount of such payment or collection will be refunded to the Borrower. For purposes of this Agreement, the effective annual rate of interest will be determined in accordance with generally accepted actuarial practices and principles over the term of the Revolving Credit on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent will be conclusive for the purposes of such determination.

3.5      INTEREST ACT (CANADA)

         The parties agree that for the purposes of the Interest Act (Canada),
(i) the principle of deemed reinvestment of interest will not apply to any interest calculation under this Agreement, (ii) the rates of interest stipulated in this Agreement are intended to be nominal rates, and not effective rates or yields and (iii) whenever interest to be paid under this Agreement or under any other Document is to be calculated on the basis of a period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by such period of time.

3.6      INTEREST ON AMOUNTS OWING HEREUNDER

         Notwithstanding Section 3.3, any amounts payable by the Borrower to the Agent or any Lender under this Agreement or any other Document which are not paid when due shall bear interest (as well after as before demand, maturity, default or judgement), payable on demand, on the unpaid amount thereof from and including the date of such non-payment until paid in full calculated (but not compounded) daily at a nominal rate per annum equal to (a) the Prime Interest Rate plus 2% for amounts due in Canadian Dollars and (b) the US Base Rate plus 2% for amounts due in US Dollars, which rates per annum shall change automatically without notice to the Borrower as and when the Prime Interest Rate or the US Base Rate, as applicable, shall change; provided that any amounts disputed by the Borrower as payable may be paid by the

Borrower to the applicable Lender, and if such dispute is decided in favour of the Borrower the amounts so paid will be returned to the Borrower, together with interest at the rate of interest given by the applicable Lender for deposits of a similar amount and for a similar duration, on demand.

                                   ARTICLE IV
                   GENERAL PROVISIONS RELATING TO LIBOR LOANS

4.1      GENERAL

         1) Minimum LIBOR Loan. The principal amount of each LIBOR Loan shall be at least US$3,000,000 and shall be a whole multiple of US$100,000 thereafter.

         2) LIBOR Periods. In accordance with Sections 2.6 and 2.7, the Borrower shall, prior to each draw by it which is to be a LIBOR Loan, notify the Agent of the amount of such LIBOR Loan and the LIBOR Period which shall apply thereto; provided that the Borrower shall not select LIBOR Periods which extend beyond the Maturity Date.

4.2      EARLY TERMINATION OF LIBOR PERIODS

         1) Breakage Costs. To the extent that a Lender is required to arrange for early termination of any LIBOR Period, the Borrower shall reimburse the Lender for all losses and out-of-pocket expenses incurred by it as a result of the early termination of the LIBOR Period in question or as a result of entering into the new arrangement to the extent that such losses and expenses result from such payment. For such purpose, a certificate of the Lender setting out the particulars of such losses and expenses shall, in the absence of manifest error, be prima facie evidence of such losses or expenses. If any such early termination or new arrangement cannot be effected by the Lender, the Borrower shall continue to pay interest to such Lender in US Dollars at the rate specified hereunder for LIBOR Loans upon an amount of US Dollars equal to the amount of the principal repayment for the remainder of the then current LIBOR Period.

4.3      INABILITY TO MAKE LIBOR LOANS

         In the event that on any date a Lender determines in good faith (which determination shall be conclusive) that its ability to make a requested LIBOR Loan has become impracticable, unlawful or impossible, or has been materially adversely affected because (a) of any change in Applicable Laws, or (b) of any material adverse change in or the termination of the London Interbank Eurocurrency Market for US Dollars, or (c) there exists no adequate and fair means for ascertaining the LIBOR for any LIBOR Period for the LIBOR Loan, then in any such case such Lender shall forthwith give notice thereof, including reasonable particulars of the events or circumstances giving rise to the notice, to the Borrower and the Agent (such notice to be given by telephone confirmed by same day facsimile transmission), and thereafter and so long as such circumstances continue, such Lender shall have no further obligation with respect to such LIBOR Loan, provided that the Borrower may (i) if the requested LIBOR Loan was requested pursuant to a Notice of Borrowing, obtain a drawdown (other than by way of LIBOR Loan) pursuant to Section 2.6, or (ii) if the requested LIBOR Loan was requested pursuant to a Notice of Rollover/Switch, obtain another type of Accommodation pursuant to Section 2.7.

4.4      INABILITY TO MAINTAIN LIBOR LOANS

         In the event that on any date a Lender determines in good faith (which determination shall be conclusive) that its ability to maintain an outstanding LIBOR Loan has become impracticable, unlawful or impossible because (a) of any change in Applicable Laws or (b) of any material adverse change in or the termination of the London Interbank Eurocurrency Market for US Dollars, or (c) the imposition of any condition, restriction or limitation upon such Lender by an Official Body, then in any such case the Lender shall forthwith give notice thereof, including reasonable particulars of the events or circumstances giving rise to the notice to the Borrower and the Agent (such notice to be given by telephone confirmed by same day facsimile transmission), and the Borrower shall, subject to Section 4.6, forthwith repay to such Lender all outstanding LIBOR Loans which have been made by such Lender to the Borrower together with all unpaid interest accrued thereon to the date of repayment and all other expenses incurred in connection with the termination (including any expenses resulting from the termination of any LIBOR Period relating thereto in accordance with
Section 4.2(1)) provided that the Borrower may, without the requirement of a Notice of Borrowing, upon delivery of the required Notice of Rollover/Switch, switch such LIBOR Loan to a US Base Rate Loan, as applicable.

4.5      INCREASED COSTS

         1) If the basis of taxation to a Lender of payments to be received by it in respect of a LIBOR Loan or interest thereon is changed or there is imposed or made applicable any reserve, capital adequacy or special deposit requirements against any of the assets, deposits or accounts of such Lender or there is a change in the interpretation or administration of Applicable Laws or regulations by an Official Body or any condition, restriction or limitation is imposed upon such Lender and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining such LIBOR Loan or to reduce the amount of principal or interest payable in respect of such LIBOR Loan under this Agreement, then the Borrower shall forthwith, upon request, pay to such Lender as interest all amounts necessary to compensate such Lender for any such increased cost, such principal or interest reduction or such other expense. The Lender shall make reasonable efforts to reduce or avoid the imposition of such increased costs and, for the purposes of this Section, a certificate of the applicable Lender setting out particulars of the events or circumstances giving rise to the request for the additional compensation and the calculation, in reasonable detail, of the amounts payable by the Borrower shall, in the absence of manifest error, be prima facie evidence thereof. Such certificate shall be delivered to the applicable Borrower within thirty (30) Banking Days of the Lender's determination, acting reasonably, that increased costs are payable hereunder. Failure by a Lender to provide such certificate within the stated period shall result in such Lender disentitling itself to compensation for any period in excess of thirty (30) Banking Days prior to the day upon which such certificate is given.

         2) The obligation of the Borrower to pay the amounts referred to in
Section 4.5(1) will be subject to the following: (a) the Borrower will not compensate any Lender for increased costs due to taxes on the overall net income or capital of a Lender (otherwise than pursuant to applicable capital adequacy rules); and (b) the Borrower will be treated no less favourably than other customers of the Lender to whom the Lender is able to pass through such increased costs.

4.6      INDEMNITY

         The Borrower unconditionally indemnifies each Lender against any loss or expense (including, but not limited to, loss of profit relating to the Lender's spread over its cost of funds) which it may sustain in employing deposits to effect, fund or maintain a LIBOR Loan as a consequence of any failure by the Borrower to make any payment when due. The Borrower unconditionally further indemnifies each Lender against any loss or expense (including but not limited to, loss of profit relating to the Lender's spread over its cost of funds) which such Lender reasonably incurs as a result of the failure of the Borrower to consummate any borrowing of which it has given notice to the Agent. A certificate as to such cost, setting forth the calculations therefor in reasonable detail, shall be promptly submitted by each such Lender to the Borrower and shall be prima facie evidence of such costs and binding on the Borrower save for manifest error. Such certificate shall be delivered to the Borrower within thirty (30) Banking Days of the Lender's determination, acting reasonably, that such costs are payable hereunder. Failure by the Lender to provide such certificate within the stated period shall result in such Lender disentitling itself to compensation for any period in excess of thirty (30) Banking Days prior to the day upon which such certificate is given.

                                   ARTICLE V
                   BANKERS' ACCEPTANCES AND LETTERS OF CREDIT


5.1      GENERAL

         Each Accommodation by way of Bankers' Acceptance tendered by the Borrower for acceptance will be payable in Canada, will be for the minimum aggregate principal amount of Cdn.$3,000,000, will be in a principal amount which is a whole multiple of Cdn.$100,000 and will have a term of approximately 1, 2 or 3 months; provided that the Borrower shall not select Bankers' Acceptance maturity dates which extend beyond the Maturity Date.

5.2      ACCEPTANCE

         The Borrower will provide for each accepted draft at its maturity, either by payment of the full principal amount thereof or through utilization of the Revolving Credit in accordance with this Agreement or through a combination thereof in accordance with this Agreement, provided that the Borrower is otherwise entitled to a drawdown, rollover or conversion of Accommodation. The obligation of the Borrower to pay the full principal amount of the maturing Bankers' Acceptance shall not be prejudiced by the fact that the holder of any such Bankers' Acceptance is the Lender that accepted such Bankers' Acceptance. Any amount owing by the Borrower in respect of any Bankers' Acceptance which is not paid in accordance with the foregoing will automatically be switched into a Prime Rate Loan.

5.3      ACCELERATION

         If the Agent has declared the obligations of the Borrower hereunder to be immediately due and payable pursuant to Section 11.2, the Borrower will forthwith pay to the Agent for deposit to an escrow account maintained by the Agent an amount equal to the Lenders' maximum potential liability under outstanding Bankers' Acceptances. Such amount will be held by the Agent for set-off against future indebtedness owing by the Borrower to such Lenders in respect of such Bankers' Acceptances, and pending such application will bear interest at the rate declared by the Agent from time to time as that payable by it in respect of thirty-day certificates of deposit for such amount.

5.4      CHANGE IN CIRCUMSTANCES

         1) If the basis of taxation to a Lender of payments, including interest and fees, to be received by it in respect of a Bankers' Acceptance or Letter of Credit is changed or there is imposed or made applicable any reserve or capital adequacy requirements or special deposit requirements against any of the assets, deposits or accounts of a Lender or there is a change in the interpretation or administration of Applicable Laws or regulations by competent authorities or any condition, restriction or limitation is imposed upon a Lender and the result of any of the foregoing is to increase the cost to a Lender of making or maintaining such Bankers' Acceptance or Letter of Credit or to reduce the amount of principal or any fee payable with respect to such

Bankers' Acceptance or Letter of Credit, then the Borrower shall forthwith, upon request, pay to such Lender all amounts necessary to compensate it for any such increased cost, such principal or fee reduction or such other expense. The Lender shall make reasonable efforts to reduce or avoid the imposition of such increased costs and, for the purpose of this Section, a certificate of the Lender setting out the particulars of the calculation in reasonable detail of the amounts payable by the Borrower will, in the absence of manifest error, be prima facie evidence thereof. Such certificate shall be delivered within thirty
(30) Banking Days of the Lender's determination, acting reasonably, that increased costs are payable hereunder. Failure by a Lender to provide such certificate within the stated period shall result in such Lender disentitling itself to compensation for any period in excess of thirty (30) Banking Days prior to the day upon which such certificate is given.

         2) The obligation of the Borrower to pay the amounts referred to in
Section 5.4(1) will be subject to the following: (a) the Borrower will not compensate any Lender for increased costs due to taxes on the overall net income or capital of a Lender (otherwise than pursuant to applicable capital adequacy rules); and (b) the Borrower will be treated no less favourably than other customers of the Lender to whom the Lender is able to pass through such increased costs.

5.5      PROVISIONS OF BANKERS' ACCEPTANCES

         The Borrower shall provide to each Lender an appropriate number of executed drafts drawn by the Borrower upon the Lender and endorsed by the Borrower as payee, in the form prescribed by the Lender for Bankers' Acceptances denominated in Dollars. The dates, maturity dates and principal amounts of all drafts delivered by the Borrower shall be left blank, to be completed by the Lender as required hereby.

5.6      POWER OF ATTORNEY FOR BANKERS' ACCEPTANCES

         Notwithstanding Section 5.5, bills of exchange of the Borrower to be accepted as Bankers' Acceptances hereunder may be signed by each Lender as the attorney of the Borrower. In this regard, the Borrower hereby irrevocably appoints each Lender as its attorney to sign and endorse on its behalf, manually or by facsimile or by mechanical signature, any bills of exchange to be accepted as Bankers' Acceptances hereunder. All Bankers' Acceptances signed or endorsed on the Borrower's behalf by a Lender shall be binding on the Borrower as if duly executed and issued by the Borrower.

5.7      OUTSTANDING BANKERS' ACCEPTANCES ON AN EVENT OF DEFAULT

         If any Bankers' Acceptance is outstanding at any time that an Event of Default occurs, the Borrower shall forthwith upon demand by the Agent pay to the Agent for the benefit of the Lenders, for the account of the holder of such Bankers' Acceptance, Dollars in an amount equal to the face amount thereof. Such funds (together with interest thereon) shall be held by the applicable Lender for payment of the liability of the Borrower in respect of such Bankers' Acceptance, and shall bear interest for such terms as are selected from time to time by the Lender at the wholesale money market rate of the Lender for deposits of similar amounts and maturities.

5.8      LETTERS OF CREDIT

         1) The Lenders as selected from time to time by the Borrower will issue Letters of Credit under the Letter of Credit Swingline Credit on behalf of the Borrower upon being satisfied as to the purpose, terms, conditions and beneficiaries thereof and upon execution by the Borrower of the applicable Lender's usual forms. Each Letter of Credit may be for periods of up to one year from date of issue; provided that no such period shall extend beyond the Maturity Date.

         2) The Borrower shall pay to each Lender issuing a Letter of Credit, an issuance fee in respect of such Letter of Credit at the rate agreed upon between the Borrower and such Lender. Issuance fees in respect of Letters of Credit shall be calculated on the maximum daily liability of the Lender under the Letter of Credit and shall be payable in advance.

         3) The Borrower shall forthwith reimburse each Lender for any payment made by such Lender pursuant to a Letter of Credit, either by payment thereof in full or through utilization of the Credits in accordance with this Agreement or through a combination thereof.

         4) If any Letter of Credit is outstanding at any time that an Event of Default occurs, the Borrower shall forthwith upon demand by the Agent pay to the Agent for the benefit of the Lenders who have issued the outstanding Letters of Credit, Dollars in an amount equal to the face amount of such Letters of Credit. Such funds (together with interest thereon) shall be held by the applicable Lender for payment of the liability of the Borrower in respect of such Letters of Credit, and shall bear interest for such terms as are selected from time to time by the Lender at the wholesale money market rate of the Lender for deposits of similar amounts and maturities.

         5) Each Lender shall be entitled to honour each demand made under a Letter of Credit in accordance with the terms thereof without inquiring as to the propriety, sufficiency or genuineness of any such demand.

                                   ARTICLE VI
                           FEES AND INDEMNITIES, ETC.

6.1      FEES

         The Borrower will pay such fees to the Agent and to the Lenders as agreed by the Borrower separately with the Agent and with each of the Lenders by agreement in the form attached hereto as Exhibit F.

6.2      REGULATORY CHANGE INDEMNITY

         1) If any regulatory change imposes, modifies or deems applicable any capital adequacy, capital maintenance or similar requirement, (a "REGULATORY CHANGE") and as a result thereof, in the opinion of a Lender acting reasonably, the rate of return on such Lender's capital as a consequence of its obligations hereunder is reduced to a level below that which such Lender could have achieved but for such circumstances, then the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction in rate of return. If any Lender shall give notice pursuant to this Section, the Agent at the request of the Borrower shall make reasonable efforts to assist the Borrower to replace such Lender hereunder. For the purpose of this Section, a certificate of the Lender setting out the particulars of the calculation of the amounts payable by the Borrower and certifying that such calculation has been applied similarly to all such Lender's customers similarly affected will, in the absence of manifest error, be prima facie evidence thereof.

         2) The obligation of the Borrower to pay the amounts referred to in
Section 6.2(1) will be subject to the following: (a) the Borrower will not compensate the Agent or any Lender for increased costs due to taxes on the overall net income or capital of such Lender (otherwise than pursuant to applicable capital adequacy rules); (b) the Borrower will only be responsible for costs incurred after the date that written notice of capital adequacy requirements is received, such notice to include reasonable details of the increased costs; and (c) the Borrower will not compensate the Agent or any Lender for costs that are already a factor in determining the basis of the interest rates or fees charged.

6.3      CURRENCY INDEMNITY

         Any payment on account of an amount payable hereunder in a specified currency made to or for the account of the Agent or any Lender in a currency other than the specified currency (whether voluntarily or pursuant to a judgement or order of a court or tribunal of any jurisdiction or otherwise) shall constitute a discharge of the Borrower's indebtedness and liabilities to the Agent and the Lenders only to the extent of the amount of the specified currency which the Agent, the Lenders or any of them as the case may be, is/are able, on the date of receipt of such payment, to purchase in Toronto, Ontario with the amount so received by it/them. If the amount of the specified currency which the Agent, the Lenders or any of them is/are so able to purchase is less on such date than the amount of the specified currency originally due to it/them, the Borrower unconditionally indemnifies and saves the Agent and each Lender harmless from and against any loss or damage arising as a result of such deficiency other than any loss or damage due to such Person's gross negligence or wilful misconduct. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Agent or any of the Lenders from time to time and shall continue in full force and effect notwithstanding any judgement or order for a liquidated sum in respect of an amount due hereunder or under any judgement or order.

6.4      ENVIRONMENTAL INDEMNITY

         The Borrower unconditionally indemnifies and holds harmless the Agent and each of the Lenders and their directors, officers, employees and agents in respect of any costs, losses, damages, expenses, judgements, suits, claims, awards, fines, sanctions and liabilities whatsoever (including any reasonable costs or expenses of defending or denying the same and including the reasonable costs or expenses of preparing any necessary environmental assessment report or other such reports required for such defense) both (i) arising as a result of the Agent and the Lenders arranging or providing the Credits to the Borrower and
(ii) arising out of, or in respect of: (a) any release, deposit, discharge or disposal of any hazardous or toxic materials, pollutants, contaminants, waste or other substances in violation of Environmental Laws in connection with the Borrower's property or business; and (b) the remedial action (if any) taken by any of the Agent or the Lenders in respect of any such release, deposit, discharge or disposal. This indemnity will survive the repayment or cancellation of the Credits or any termination of this Agreement.

6.5      GENERAL INDEMNITY

         The Borrower unconditionally indemnifies and holds harmless the Agent and each of the Lenders and their directors, officers, employees and agents (each an "Indemnified Person") in respect of any costs, losses, damages, expenses, judgements, actions, suits, proceedings, claims, awards, fines, sanctions and liabilities whatsoever (including reasonable costs or expenses of investigating, defending or denying the same and including the reasonable costs or expenses of preparing any reports for such investigation, defense or denial, whether or not such Indemnified Person is a party to any action, suit or proceeding out of which any such costs or expenses arise) as a result of or arising out of or in any way related to or resulting from the establishment of the Credits or the making of any Accommodation under the Credits, provided that the Borrower shall not be obliged to indemnify any Indemnified Person for any such costs, losses, damages, expenses, judgements, suits, claims, awards, fines, sanctions and liabilities where such costs, losses, damages, expenses, judgements, suits, claims, awards, fines, sanctions and liabilities have been determined by a court of competent jurisdiction to have arisen as a result of or from the gross negligence or wilful misconduct of any Indemnified Person.

6.6      NATURE OF INDEMNITIES

         1) Survival of Indemnity. Notwithstanding any other provision of this Agreement or the other Documents, the indemnities in favour of the Agent and/or the Lenders referred to in this Agreement and in the other Documents shall survive the repayment, cancellation or termination of the Credits and shall continue in full force and effect so long as the possibility of any such liability, claim or loss exists and shall apply notwithstanding any knowledge which the Agent or any Lender may have relating to such liabilities, claims or losses, either now or in the future.

         2) Indemnity Separate. The indemnities in favour of the Agent and/or the Lenders referred to in this Agreement and in the other Documents shall each constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, and shall apply irrespective of any indulgence granted by the Agent or any Lender from time to time. A separate action or actions may be brought and prosecuted against the Borrower in respect of each such indemnity, whether or not any action is brought against any other Person or whether or not any other Person is joined in such action or actions.

                                  ARTICLE VII
                            REPAYMENT AND PREPAYMENT

7.1      REPAYMENT OF CREDITS

         1) The Revolving Credit. Amounts borrowed under the Revolving Credit may be repaid at any time upon the Borrower providing to the Agent the written notice set out for borrowings for such Accommodation under Section 2.6(1), provided that all of the following conditions are met:

         (i) each repayment by the Borrower other than in respect of a Prime Rate Loan or a US Base Rate Loan is in a minimum amount of Cdn$3,000,000 or US$3,000,000, as applicable, and in whole multiples of Cdn$100,000 or US$100,000, as applicable, thereafter;

         (ii) any repayment by the Borrower of a Prime Rate Loan or a US Base Rate Loan is in a minimum amount of Cdn$1,000,000 or US$1,000,000, as applicable and in whole multiples of Cdn$100,000 or US$100,000, as applicable thereafter;

         (iii)    any repayment of LIBOR Loans shall be subject to Section 4.2;
                  and

         (iv) any repayment of a Bankers' Acceptance must be made on the maturity of such Bankers' Acceptance.

Amounts so repaid may be reborrowed from time to time in accordance with the provisions of this Agreement.

         2) Maturity Date. Subject to Article 11, the Borrower will repay all Accommodation outstanding under the Credits, together with all unpaid and accrued interest thereon and all amounts relating thereto hereunder, on the Maturity Date.

         3) LIBOR Loans. The Borrower shall repay to the Agent on behalf of the Lenders all outstanding LIBOR Loans for which it is liable under the Revolving Credit on the expiration of the relevant LIBOR Periods but shall be entitled from time to time to obtain further LIBOR Loans or other Accommodation from the applicable Lenders in accordance with this Agreement.

         4) Bankers' Acceptances. The Borrower shall redeem at maturity all outstanding Bankers' Acceptances issued on its behalf but shall be entitled from time to time to obtain further Accommodation by way of Bankers' Acceptances or other Accommodation in accordance with this Agreement.

7.2      CURRENCY OF REPAYMENTS

         Each repayment will be made in the currency or currencies of the Accommodation being repaid.

7.3      EXCEEDING LIMIT OF CREDIT

         If the Canadian Dollar Amount of aggregate amount of Accommodation outstanding at any time under the Revolving Credit exceeds the maximum amount of the Revolving Credit at such time taking into consideration Section 2.3(2) (regardless of the manner in which such event occurred) and such excess is outstanding for 3 Banking Days, the Borrower will immediately repay such excess to the Agent so that the amount of all Accommodation outstanding under the Revolving Credit does not at any time exceed the limit of such Credit at such time.

7.4      AUTOMATIC DEBIT

         The Borrower authorizes and directs the Agent to automatically debit, by electronic or manual means, the account of the Borrower as the Borrower shall have designated to the Agent and any other bank account of the Borrower for any principal, interest, fees, or other amounts from time to time payable by the Borrower under or in respect of any and all of the Documents.

7.5      CANCELLATION OF COMMITMENT

         The Borrower may at any time and from time to time, upon five (5) days prior written notice to the Agent, permanently cancel any undrawn portion of the Lenders' aggregate Commitments for the Revolving Credit in a minimum amount of $3,000,000 and in whole multiples of $1,000,000 thereafter, in which case the Commitment of each Lender will be reduced, as of the commencement of the next Banking Day, by an amount which equals that proportion of the sum so specified by the Borrower which such Lender's Commitment is of the maximum principal amount of Accommodation available under the Revolving Credit.

7.6      PAYMENTS

         Except as specifically provided in this Agreement, all payments under the Revolving Credit will be made to the Agent on behalf of the Lenders on a pro rata basis in accordance with each Lender's share of the total Accommodation outstanding under such Credit immediately before such repayment.

7.7      EXTENSION OF MATURITY DATE

         At least 60 days but not more than 90 days prior to the Maturity Date, the Borrower shall be entitled to request, by written notice to the Agent with such notice to be accompanied by the business plan referred to in Section 10.4(3)(a)(ii), that the Maturity Date be extended by a further period of 364 days. If all Lenders confirm to the Agent, in writing, not less than 30 days prior to the Maturity Date, that the extension is acceptable to them, the Maturity Date shall be extended to that date which is 364 days from the date of receipt by the Agent of the written consent to the extension from all of the Lenders and the Agent shall so advise the Borrower.

If a Lender should fail to provide any written notice to the Agent prior to the date which is 30 days prior to the Maturity Date, it shall be deemed to have declined the extension. If one or more Lenders has declined or be deemed to have declined the proposed extension, the Agent shall so advise the Borrower and the Maturity Date shall not be extended.

                                  ARTICLE VIII
                                    SECURITY

8.1      SECURITY

         The present and future indebtedness and liability (including in respect of fees and expenses) of the Borrower to the Agent and the Lenders under this Agreement and under any Foreign Exchange Contracts will be secured by the following:

         (a) a general security agreement granting to the Agent a first ranking security interest in all of the Borrower's present and future inventory and accounts receivable;

         (b) an assignment under Section 427 of the Bank Act (Canada) in favour of each Lender which is chartered under such Act; and

         (c) all policies of insurance issued to the Borrower with respect to accounts receivable and inventory with loss payable clauses in favour of the Agent.

8.2      FORM, SUBSTANCE AND REGISTRATION OF SECURITY

         The Security and all acknowledgements referred to in this Section will be in such form and forms and the Security will be registered in such jurisdictions, as the Agent may from time to time reasonably require. If required, the Borrower will provide to the Agent security by way of a debenture if in the reasonable opinion of the Agent such security is required to secure inventory for the benefit of all of the Lenders in those jurisdictions which do not have Personal Property Security Act legislation.

8.3      AFTER ACQUIRED PROPERTY AND FURTHER ASSURANCES

         The Borrower shall from time to time, execute and deliver all such further deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge or charge in connection with its accounts receivable and inventory acquired by the Borrower after the date hereof and intended to be subject to the Security and shall take all other action as reasonably required to give the Agent and the Lenders the Security contemplated hereby as the Agent may from time to time reasonably request.

8.4      GENERAL

         Nothing herein contained or in any Security now held or hereafter acquired by the Lenders or the Agent on behalf of the Lenders, nor any act or omission of the Agent or the Lenders with respect to any such Security, will in any way prejudice or affect the rights, remedies or powers of the Agent and the Lenders with respect to any other Security at any time held by the Agent or the Lenders.

                                   ARTICLE IX
                         REPRESENTATIONS AND WARRANTIES

9.1      REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Agent and each of the Lenders as follows:

         1) Due Incorporation, etc. The Borrower is a corporation duly incorporated and validly subsisting under the laws of Alberta. The Borrower is duly qualified to carry on its business in each jurisdiction where the nature of any material assets owned by it or where any business carried on by it that is material to its financial condition makes such qualification necessary.

         2) Qualification, Licences etc. The Borrower has obtained, maintained and is in good standing with respect to, all required licences, permits and approvals from any and all Official Bodies and all applicable stock exchange and securities commission rules required in respect of its property and operations and the listing of its securities which are material to the financial condition of the Borrower. The Borrower has made all filings required under Applicable Laws which are material to the operation of its business.

         3) Corporate Power. The Borrower has the corporate power and authority to own its properties and to carry on its businesses as presently carried on by it and to enter into and perform its obligations under the Documents.

         4) Compliance with Laws, Regulations, etc. The Borrower is conducting its business and operations in compliance in all material respects with all Applicable Laws and all applicable stock exchanges and securities commission rules.

         5) Environmental Compliance. Except as disclosed in Schedule B, as such Schedule may be amended from time to time by written notice given by the Borrower to the Agent and the Lenders, the Borrower has received no notice, nor, is it aware that its business or operations are not in material compliance with all applicable Environmental Laws and the properties of the Borrower comply in all material respects with all Environmental Laws.

         6) Due Execution, etc. Each Document has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally, and equitable principles which may limit the availability of certain remedies including the remedy of specific performance.

         7) Consents etc. No consent, approval or authorization of, or declaration, registration, filing or qualification with, or giving of notice to, or taking of any other action in respect of, any Official Body or stock exchange or securities commission or any other Person is required in connection with the execution, delivery or enforcement of the Documents or the performance thereof or the consummation of any of the transactions contemplated thereby.

         8) No Default Caused. Neither the execution nor the delivery of any Document, the consummation of the transactions therein contemplated, nor compliance with the terms, conditions and provisions thereof, conflicts with, or will conflict with, or results or will result in, any breach of, or contravention of, or constitutes a default (or which would constitute such a default or event of default with the giving of notice, the lapse of time, or both) under any of the provisions of (i) the Constating Documents of the Borrower; (ii) any material agreement or instrument to which the Borrower is a party or by which it or any of its property or assets are bound; (iii) any judgement or order, writ, injunction, decree or demand of any Official Body;
(iv) any licence or permit held by the Borrower; or (v) any law or rule or regulation to which the Borrower or its property or assets are subject; or (vi) results or will result in the creation or imposition of any Lien upon any of its property or assets, nor will such execution or delivery constitute an event permitting termination of any material agreement, consent, licence or instrument to which the Borrower is a party or its property or assets are subject.

         9) No Event of Default. No event has occurred which constitutes a Default or an Event of Default nor will any such Default or Event of Default occur by reason of the Borrower entering into any Document to which it is a party or performing its obligations thereunder or entitling itself to any benefits available to it thereunder or the completion of any of the transactions contemplated thereunder.

         10) Subsidiaries. The Borrower has no Subsidiaries.

         11) Financial Statements. The Borrower has furnished the Agent with its most recent annual and quarterly financial statements; all such financial statements have been prepared in accordance with GAAP applied on a consistent basis during such period; and each balance sheet as therein contained presents fairly the financial position of the Borrower as at the date thereof; and each statement of profit and loss as therein contained presents fairly the results of the Borrower's operations for the periods indicated;

         12) Material Adverse Change. Since the date of the most recent annual and quarterly financial statements, (i) there has been no Material Adverse Change in the financial condition of the Borrower as shown on its balance sheet as at that date; and (ii) the business, operations and assets of the Borrower have not been materially adversely affected as a result of any act or event including fire, explosion, casualty, flood, drought, riot, storm, condemnation, act of God, accident, labour trouble, expropriation or act of any government.

         13) Disclosure. Neither the financial statements referred to above, nor any other statement or report furnished to the Agent by or on behalf of the Borrower or in connection with the negotiation or confirmation of the transactions contemplated herein contain, as at the time such statements were furnished, any untrue statement of a material fact or any omission of a material fact necessary to make the statements contained therein not misleading, and all such statements and reports, taken as a whole together with this Agreement and the Security, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading.

         14) Title to Properties. The Borrower is the sole registered, legal and beneficial owner of all of its properties, real and personal, and has good and marketable title (or good and marketable leasehold interest with respect to leased property) to all of its real property (including fixtures), and good and marketable title (or good and marketable leasehold interest with respect to leased personal property) to all of its personal property, free of all Liens except Permitted Liens.

         15) Intellectual Property Rights by License or Otherwise. The Borrower has, by license or otherwise, all patents, trade-marks, trade names, service marks, copyrights, industrial designs, inventions, technology and other similar rights and all rights for the use of any patents, trade-marks, trade names, service marks, copyrights, industrial designs, inventions, technology or other similar rights which are material and necessary to carry on the business of the Borrower.

         16) Condition of Assets. All of the material assets and material properties of the Borrower which are necessary for the operation of its business are, in all material respects, in good working condition for such operation, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

         17) Litigation. There are no actions, suits or proceedings pending or threatened against or affecting the Borrower at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which would result in any Material Adverse Change in the business, operations, prospects, properties, assets or condition, financial or otherwise, of the Borrower, or in the ability of the Borrower to perform its obligations under the Documents or any agreement or instrument delivered pursuant hereto or thereto; and the Borrower is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success; and the Borrower is not in default with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, either separately or in the aggregate, would result in any such Material Adverse Change, other than as set out in Schedule C.

         18) Truth and Accuracy. As of the respective dates that they were furnished, no information, statement or report furnished by or on behalf of the Borrower to the Agent or any Lender contains any untrue statement of a material fact, or omitted as of such time, a material fact necessary to make such information, statement or reports not misleading.

         19) Taxes. The Borrower has filed all tax returns which, to the knowledge of the Borrower, are required to have been filed, has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Official Body (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on its books) and no tax liens have been filed and, to the knowledge of the Borrower, after due inquiry, no claims are being asserted with respect to any such taxes, fees or other charges.

         20) Insurance. The Borrower maintains insurance for its assets and businesses, including business interruption insurance, in such amount, against such risks and with such deductibles as are generally maintained by companies carrying on a business comparable to that carried on by the Borrower which policies pertaining to the Borrower's inventory and accounts receivable contain mortgage and loss payable clauses in favour of the Agent.

         21) Material Agreements. All of the Material Agreements are in good standing.


9.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All representations and warranties made by the Borrower in this Agreement and in any other Document are material and shall be deemed to have been relied upon by the Agent and the Lenders, notwithstanding any independent investigation heretofore or hereafter made by the Agent or any of the Lenders, and shall continue in full force and effect, notwithstanding the date any Accommodation is made, for so long as any amount remains unpaid to any of the Agent or any of the Lenders pursuant to the terms of this Agreement or any other Document.

                                    ARTICLE X
                                    COVENANTS

10.1     AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees with the Agent and each of the Lenders that, so long as this Agreement is in force and except as otherwise permitted by the prior written consent of the Required Lenders, it will:

         1) Corporate Existence. Do or cause to be done all things necessary to keep in full force and effect its corporate existence and all properties, rights, franchises, licenses and qualifications necessary to carry on its business or own property in each jurisdiction in which it carries on business or owns property.

         2) Compliance with Laws, etc. Comply with its Constating Documents and all Applicable Laws (including Environmental Laws) and all applicable stock exchange and securities commission rules and obtain and maintain in good standing all licenses, permits and approvals from any and all Official Bodies and all applicable stock exchanges and securities commissions required in respect of its operations and the listing of its securities.

         3) Use of Credits. Use Accommodation obtained under the Credits only for the purposes set out in Section 2.2.

         4) Payment. Duly and punctually pay or cause to be paid to the Agent and all Lenders all principal, interest, fees and other amounts payable by it hereunder and under the other Documents on the dates, at the places and in the monies and manner set forth herein and therein.

         5) Maintenance of Properties, Etc. Maintain and preserve all of its material properties, assets and undertaking necessary in the proper conduct of its business in good working order and condition in all material respects (ordinary wear and tear, obsolescence and redundancy excepted), and defend its title to such property against the claims of all Persons other than holders of Permitted Liens.

         6) Obligations and Taxes. Pay or discharge, or caused to be paid or discharged, before the same shall become delinquent (i) all Taxes imposed upon it or upon its income or profits or in respect of its business or property and file all tax returns in respect thereof, (ii) all lawful claims for labour, materials and supplies which, if unpaid, may by Applicable Law become a Lien upon the property and assets of the Borrower, except any such tax or claim which is being contested in good faith and by proper proceeding and with respect to which a reserve in conformity with GAAP has been provided on its books.

         7) Insurance. Maintain insurance of such types, in such amounts and against such risks as is prudent for a business carrying on the business carried on by it of an established reputation with financially sound and reputable insurers with the policies pertaining to the Borrower's inventory containing loss payable and mortgage clauses in favour of the Agent.

         8) Senior Notes. Comply with all of the obligation and requirements of the Borrower under the Senior Notes.

10.2     NEGATIVE COVENANTS OF THE BORROWERS

         The Borrower covenants with the Agent and each of the Lenders that, so long as this Agreement is in force and except as otherwise permitted by the prior written consent of the Required Lenders, it will not:

         1) Business. Engage in any business other than as presently carried on by the Borrower and shall continue to conduct and operate such business in a proper, efficient and business-like manner and will not incorporate or acquire any Subsidiaries.

         2) Liens. Create, assume or permit to exist over all or any part of its business or assets, whether now owned or hereafter acquired, any Lien other than Permitted Liens.

         3) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of or enter into any agreement to sell, lease, assign, transfer or dispose of, any assets, other than its inventory, whether now owned or hereafter acquired, which in any fiscal year, exceeds $5,000,000.

         4) Fiscal Year. Change its fiscal year end.

         5) Reorganization. Enter into any corporate transaction (or series of transactions) (whether by way of reconstruction, reorganization, consolidation, amalgamation, merger or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or in the case of any such amalgamation, the property of the continuing corporation.

         6) Capital Expenditures. Incur Capital Expenditures in any consecutive four fiscal quarters of the Borrower in excess of $6,000,000 for Maintenance Capital Expenditures and for other capital expenditures in excess of the amount indicated in the forecast of the Borrower dated March 13, 2001 provided by the Borrower to the Agents and the Lenders.

         7) Investments, Etc. Make any investments, acquisitions, asset purchases other than current assets, loans, advances or guarantees, whether inter-company, with an affiliate, with a shareholder or otherwise which in aggregate exceed more than $5,000,000 in any fiscal year.

         8) Additional Debt. Incur any additional Indebtedness for borrowed money other than by way of Senior Notes outstanding at the Closing Date, by way of Indebtedness secured by Purchase Money Liens to the extent such Purchase Money Liens are Permitted Liens or by way of Subordinated Debt.

         9) Distributions. Pay any dividends or make any other distributions including by way of redemption or purchase of shares, to its shareholders in any fiscal year.

         10) Amendment. Amend any of its Constating Documents, by-laws or Material Agreements in a manner which would be prejudicial to the interest of the Lenders.

         11) Foreign Exchange Contracts. Have outstanding at any time Foreign Exchange Contracts in an aggregate amount which exceeds US$80,000,000.00.

         12) Senior Notes. Not redeem, purchase or prepay any of the Senior
Notes.


10.3     FINANCIAL COVENANTS

         The Borrower covenants with the Agent and each of the Lenders that, so long as this Agreement is in force and except as otherwise permitted by the prior written consent of the Required Lenders, it will:

         (i) Ensure that the Fixed Charge Coverage Ratio will be no less than 1.0:1;

         (ii) Maintain a Working Capital Ratio of no less than 1.75:1 for each of its fiscal quarters.

The above tests will be calculated in each Compliance Certificate delivered to the Agent pursuant to Section 10.4(2)(iii).

10.4     ACCOUNTING, FINANCIAL STATEMENTS AND OTHER INFORMATION

         1) Maintenance of Records. The Borrower shall maintain a system of accounting established and administered in accordance with GAAP consistently applied, and will set aside on its books all such proper reserves as such accounting principles shall require. The Borrower shall permit for the purposes of this Agreement the Agent to visit and inspect, at the expense of the Agent or Lender, any properties of the Borrower, to examine the books, financial records and other records thereof (whether paper, electronic or otherwise) and to examine all or any aspect of the operations of the Borrower, all at such reasonable times and as often as may reasonably be requested by the Agent, and the Borrower, agrees to answer any reasonable inquiries related to such examinations or inspections which the Agent or any Lender may have. The Agent shall have no duty to make any such visits, inspections or examinations nor shall it incur any liability or obligation (other than in respect of the costs and expenses related thereto) or lose any rights for not making the same.

         2) Financial Reports. The Borrower shall furnish to the Agent with sufficient copies for all of the Lenders:

         (i) Annual Audited Financial Statements. Promptly upon availability and in any event within 120 days after the end of each fiscal year of the Borrower, the annual audited financial statements of the Borrower prepared on a consolidated basis in accordance with GAAP applied on a consistent basis, and setting forth in comparative form the corresponding figures for the preceding fiscal period of the Borrower, all in reasonable detail, and reported upon by the Auditors;

         (ii) Unaudited Quarterly Financial Statements. Promptly upon availability and in any event within 60 days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, the quarterly unaudited financial statements of the Borrower (including a balance sheet and statements of profit and loss and cashflows for such fiscal quarter) prepared on a consolidated basis in accordance with GAAP applied on a consistent basis, and setting forth in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail and certified by a senior financial officer of the Borrower; and

         (iii) Quarterly Compliance Certificates. Together with each delivery of unaudited quarterly financial statements pursuant to
                  Section 10.4(2)(ii), and with each delivery of annual audited financial statements pursuant to Section 10.4(2)(i), a Compliance Certificate, stating that (a) the signers have reviewed the relevant terms of the Documents, (b) the signers do not have knowledge of the existence, as at the date of such certificate, of any condition or event which constitutes a Default or an Event of Default, or if any such condition or event existed or exists, specifying the nature and period of existence thereof and the action which the Borrower has taken or proposes to take with respect thereto, (c) the representations and warranties contained in Section 9.1 are true and correct in all material respects as of the date of the certificate or, if untrue or incorrect as of such date, providing a list of the representations and warranties which are untrue or incorrect, a description in reasonable detail of the circumstances or events which result in the representations and warranties being untrue or incorrect and an amendment to each Schedule related to the representations and warranties which requires amendment in order to be accurate and correct and (d) demonstrating, in reasonable detail, compliance with the Financial Covenants.


         3) Notices and Other Information.

         (a)      The Borrower shall furnish to the Agent and each Lender:

                  (i) Reports and Filings. As soon as available, copies of all proxy circulars, information circulars, offering circulars, material change reports and any other report or information provided by it to a securities commission or stock exchange, and copies of all of its press releases;

                  (ii)     Annual Business Plan. At such time as required under
                           Section 7.7 an annual business plan for the following fiscal year which will include, an income statement, balance sheet, statement of changes in financial position, the assumptions on which the business plan is based and disclose in reasonable detail the Borrower's projected Capital Expenditures on a consolidated basis;

                  (iii) Borrowing Base. Promptly upon availability and in any event within 30 days after the end of each month, an aged listing of Eligible Accounts Receivable and Eligible Inventory along with the calculation of the then available Borrowing Base and such other supporting documents as the Lenders may reasonably request;

         (b)      The Borrower shall furnish to the Agent and the Lenders:

                  (i) Default or Event of Default. Promptly upon any senior officer of the Borrower obtaining knowledge of any condition or event which constitutes a Default or an Event of Default, a certificate of the Borrower specifying the nature and occurrence of a Default or an Event of Default and what action the Borrower has taken or proposes to take with respect thereto;

                  (ii) Material Adverse Effect. Promptly upon any senior officer of the Borrower obtaining knowledge of any event which is a Material Adverse Effect, a certificate of the Borrower specifying the nature and occurrence of the Material Adverse Effect and what action the Borrower has taken or proposes to take with respect thereto;

                  (iii) Other Information. Promptly, such other information as the Agent on behalf of any Lender may from time to time reasonably request;

                  (iv) Change of Name. Promptly, notice of any change in the name of the Borrower; and


                  (v) EDC Insurance Policies. Promptly, upon receipt of or upon any amendment thereto, copies of insurance policies issued by the Export Development Corporation in favour of the Borrower which policies shall have loss payable clauses in favour of the Agent.

                                   ARTICLE XI
                                EVENTS OF DEFAULT

11.1     EVENTS OF DEFAULT

         Any one or more of the following events will constitute an Event of Default hereunder:

         (a) DEFAULT IN PRINCIPAL - If the Borrower fails to repay any Indebtedness on account of principal payable under the Credits, on the due date thereof;

         (b) DEFAULT IN INTEREST, ETC. - If the Borrower fails to repay any Indebtedness on account of, interest, fees, expenses or any other amount (other than principal) payable under this Agreement or any other Document, on the due date thereof and such failure continues for three (3) Banking Days or more;

         (c)      DEFAULT IN PERFORMANCE, ETC. - Subject to Section 11.1(a) and
                  (b), if the Borrower defaults in the performance or observance of any covenant contained in Article 10 of this Agreement; provided with respect to the covenants contained in Article
                  10.1 such default continues unremedied for thirty (30) days after notice thereof is given to the Borrower by the Agent, specifying such default and requiring it to be remedied;

         (d) REPRESENTATIONS AND WARRANTIES - If (i) any representation or warranty made in this Agreement or in any of the Documents is untrue or incorrect in any material respect when made or deemed to have been made, (ii) any representation or warranty made in any quarterly Compliance Certificate which is delivered by the Borrower pursuant to Section 10.4(2)(iii) is untrue or incorrect in any material respect as of the date on which such quarterly compliance certificate is delivered to the Agent, or (iii) any representation or warranty made in any Notice of Borrowing is untrue or incorrect in any material respect as of the date of such Notice of Borrowing;

         (e)      CROSS DEFAULT - If

                  (i) the Borrower has defaulted or at any time defaults, in the payment of any Indebtedness in an aggregate cumulative amount of more than $1,000,000 when the same becomes due, including any period of grace applicable thereto; or

                  (ii) the Borrower defaults in the observance or performance of any agreement or condition relating to any Indebtedness having an outstanding amount in excess of $1,000,000 or its equivalent in any other currency, at the time of default and any applicable cure period has expired or if the Borrower defaults in the performance of any other covenant contained in any agreement under which such obligations are created and any applicable cure period has expired so that the repayment of Indebtedness having an outstanding amount in excess of $1,000,000 has become accelerateable;

         (f) JUDGEMENTS - If final judgements for the payment of money in excess of $1,000,000 in the aggregate are rendered against the Borrower and within 30 days after the date of entry has expired, such judgements have not been discharged bonded, stayed on appeal, paid or dismissed;

         (g) ENCUMBRANCES - If an encumbrancer takes possession of any property or asset of the Borrower with a fair market value in excess of $1,000,000 in the aggregate or if distress or execution or any similar process is levied or enforced thereagainst and remains unsatisfied for such period as would permit such property or assets to be sold thereunder;

         (h) CONSENTS, ETC. - If any governmental or other consent, license, or authorization required to make any Document legal, valid, binding and enforceable or required in order to enable the Borrower thereunder to perform its obligations thereunder is withdrawn or ceases to be in full force and effect;

         (i) VOLUNTARY INSOLVENCY, ETC. - If the Borrower passes a resolution or institutes proceedings for its winding-up, liquidation or dissolution or takes action to become a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a proposal, a notice of intention to make a proposal, a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act, the Canada Business Corporations Act, the Business Corporations Act (Alberta), or any other similar law or consents to the filing of any such petition or proceeding, or consents to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency or similar officer of itself, of its property, or makes an assignment for the benefit of creditors, or is unable, or an officer or director of the Borrower admits in writing its inability to pay its debts as they become due, or otherwise acknowledges its insolvency, or commits any other act of bankruptcy, or voluntarily suspends transaction of its usual business or any action is taken by the Borrower in furtherance of any of the foregoing;

         (j) INVOLUNTARY INSOLVENCY, ETC. - If the Borrower is deemed for the purposes of any Applicable Law to be insolvent or if any application is made with respect to the Borrower under the Companies Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), or similar legislation, domestic or foreign, seeking reorganization, readjustment, arrangement, composition or similar relief for the Borrower under any Applicable Law, or if a proceeding is instituted for the winding up, liquidation or dissolution of the Borrower or seeking an order adjudging the Borrower insolvent or the appointment of any receiver, liquidator, trustee or similar officer of the Borrower or over all or a substantial part of its property, or a petition in bankruptcy is presented against the Borrower under a bankruptcy or similar statute, domestic or foreign, provided that such application, proceeding or petition is not dismissed, stayed or withdrawn within thirty (30) days after the Borrower has notice or knowledge of the institution thereof; provided further that an Event of Default shall have occurred under this Section 11.1(j) immediately (i) upon the appointment of a receiver, trustee, custodian, liquidator or similar officer of the Borrower, (ii) if it is determined by the Required Lenders, acting reasonably in their sole discretion, that the applicable Borrower is not contesting such application, proceeding or petition in good faith, or
                  (iii) if assets with an aggregate fair market value in excess of $1,000,000 have been attached, in all cases whether or not such application, proceeding or petition is dismissed, stayed or withdrawn within thirty (30) days after the Borrower has notice or knowledge of the institution thereof;

         (k) CHANGE OF CONTROL OF THE BORROWER - If members of the Millar family including their successors and assigns within the Millar family, cease to hold beneficially and directly or indirectly at least 50.1% of the issued and outstanding voting shares in the capital of the Borrower or cease to directly or indirectly effectively control the Borrower.

11.2     ACCELERATION

         1) Subject to Section 11.2(2), upon the occurrence and during the continuance of any Event of Default, the Agent will, upon written request by the Required Lenders, by written notice to the Borrower, take any or all of the following actions: (a) declare the principal of and accrued interest owing in respect of any of the Credits and all other amounts owing hereunder or under any of the other Documents to which the Borrower is a party to be, and the same will thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; (b) declare the Commitments terminated, whereupon the Commitment of each Lender will terminate immediately; (c) realize upon any Security; and
(d) without limitation, proceed by any other action, suit, remedy or proceeding authorized or permitted by this Agreement, by any other Document or by law or by equity.

         2) If (i) a receiving order is issued under the Bankruptcy and Insolvency Act (Canada) against the Borrower; (ii) the Borrower makes a voluntary assignment into bankruptcy under the Bankruptcy and Insolvency Act (Canada); (iii) the Borrower files a proposal or an intention to make a proposal under the Bankruptcy and Insolvency Act (Canada), (iv) an initial order is made in respect of the Borrower under the Companies' Creditors Arrangement Act (Canada) declaring the Borrower to be an insolvent company, (v) an order is made or a resolution is passed for the winding-up or voluntary dissolution of a Borrower, whether under the Winding-Up Act (Canada) or any analogous statute, or
(vi) an application is made by the Borrower under the Canada Business Corporations Act, the Business Corporations Act (Alberta), or under any similar or analogous statute, for an arrangement involving the Borrower and in connection with such application, the Borrower seeks to obtain the benefit of a stay of proceedings which limits or restricts the enforcement by the Lenders, or any person on behalf of the Lenders, of the remedies provided under this Agreement, then all indebtedness owing by the Borrowers under the Credits shall be automatically due and payable without notice, presentment, protest, demand, notice of dishonour or any other demand or notice whatsoever, all of which are hereby expressly waived by the Borrower.

11.3 SET OFF. Upon the occurrence of an Event of Default, notice of which has been given in writing by the Agent to the Borrower upon written request by the Required Lenders (other than an Event of Default described in Sections 11.1(i) or 11.1(j)) in addition to and not in limitation of any rights now or hereafter granted under Applicable Law or the Documents, the Agent and each Lender may, to the extent permitted by law, without notice to the Borrower at any time and from time to time: (i) combine, consolidate or merge any or all of the deposits or other accounts of the Borrower with the Agent or Lender (whether term, notice, demand or otherwise and whether matured or unmatured), and the Indebtedness of the Borrower to such Agent or Lender, and (ii) set-off, apply or transfer any or all sums standing to the credit of any such deposits or accounts in or towards the satisfaction of any of the Indebtedness of such Borrower or to the Agent or Lender under the Documents, and may do so notwithstanding that the balances on such accounts and the Indebtedness may not be expressed in the same currency and the Agent or Lender is hereby authorized to effect any necessary conversions at the rate of exchange of the Agent or Lender then prevailing.

11.4     REMEDIES CUMULATIVE

         The rights and remedies of the Agent and the Lenders hereunder are cumulative and in addition to, and not in substitution for, any rights or remedies provided by any other Document, by law or by equity.

11.5 AVAILABILITY OF ACCOMMODATION AFTER DEFAULT AND APPROPRIATION OF MONIES RECEIVED

         1) No Further Accommodation. The Agent and any Lender may from time to time when a Default or an Event of Default has occurred, refuse to grant any further Accommodation to the Borrower under the Credits or permit any rollovers/switches thereof (except rollovers or switches to Prime Rate Loans or US Base Rate Loans during the cure period provided for hereunder or thereafter so long as the Lenders have not made demand of all outstanding Credits) and appropriate any monies received under this Agreement as the Agent and each Lender in its discretion may see fit, and the Borrower will have no right to require any inconsistent appropriation.

         2) Payments Received by Lenders. Subject to Section 11.7, if any Lender at any time receives payment or satisfaction of all or any part of its loans, interest thereon or any amount payable under this Agreement by whatever means (including by set-off) to which it is not otherwise entitled under this Agreement, then such Lender will pay to the Agent, on behalf of the other Lenders such amount as will ensure that each Lender will receive such payment to which it is entitled under this Agreement.

         3) Where Refund Required by Lender. In the event that at any time any Lender is required to refund (as a preference or otherwise) any amount which has been paid to or received by it on account of any part of its loans, interest thereon or any other amount payable hereunder and which has been paid to any other Lender pursuant to this Section 11.5, such other Lender will repay a proportionate amount of the sums so refunded without interest, or, as the case may be, repurchase for cash from the first-mentioned Lender a proportionate part of the Indebtedness of the Borrower to such first-mentioned Lender.

         4) Effect on Borrower's Indebtedness. If a Lender is required to make any payment to any other Lender pursuant to this Section 11.5, it will give notice thereof to the Agent and, subject to Section 11.5(3), the liability of the Borrower to the Lender making such payment under this Agreement will be treated as not having been reduced by the amount of such payment and the liability of the Borrower to any Lender receiving such payment will be treated as having been reduced by the amount of the payment received by such Lender.

11.6     NON-MERGER

         The taking of a judgement or judgements or any other action or dealing whatsoever by the Agent or any Lender in respect of any Document will not operate as a merger of any Indebtedness of the Borrower to the Agent or any of the Lenders or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Agent or any of the Lenders may have in connection with such liabilities and the surrender, cancellation or any other dealings with any security for such liabilities will not release or affect the liability of the Borrower hereunder or under any security held by or on behalf of any of the Lenders.

11.7     PRO RATA SHARING

         After notice is given by the Agent to the Borrower pursuant to Section 11.2, all amounts received (including by way of set-off) will be shared pro rata among the Lenders in the same proportion as is the Accommodation extended by each Lender under the Credits and under Foreign Exchange Contracts to the total of all outstanding Accommodation under the Credits and Foreign Exchange Contracts.

                                  ARTICLE XII
                              CONDITIONS PRECEDENT

12.1     CLOSING

         Time is of the essence of this Agreement. The execution and delivery of this Agreement shall take place on the Closing Date.

12.2     CONDITIONS PRECEDENT TO THE ESTABLISHMENT BY LENDERS OF THE CREDITS

         The establishment of the Credits by the Lenders shall be subject to the fulfilment of each of the following conditions precedent to the satisfaction of all of the Lenders on or prior to the Closing Date, it being understood that the said conditions are included for the exclusive benefit of the Agent and the Lenders and may be waived in writing by the Agent and all the Lenders, in their sole discretion, in whole or in part from time to time:

         1) No Default. There shall exist no Default or Event of Default on the Closing Date and the Borrowers shall have delivered to the Agent an Officer's Certificate to such effect.

         2) Representations and Warranties. All representations and warranties contained in Section 9.1 shall be true on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of such date and the Borrower shall have delivered to the Agent an Officer's Certificate to such effect.

         3) Security. The Agent shall have received the Security in form and substance satisfactory to the Agent which shall have been registered where reasonably required by the Agent.

         4) Compliance with Financial Covenants, etc. The Agent and the Lenders shall have received a Compliance Certificate demonstrating, and including calculations to evidence, compliance with each of the Financial Covenants and a calculation of the available Borrowing Base.


         5) Credit Documents. The Agent and the Lenders shall have received this Agreement and the other Documents duly authorized, executed and delivered.

         6) Delivery of Additional Documents. The following documents in form, substance and execution acceptable to the Agent shall have been delivered to and reviewed by, the Agent and the
                  Lenders:

                  (i) Constating Documents. Certified copies of the Constating Documents of the Borrower and certified copies of all corporate proceedings required to be taken by the Borrower to authorize the execution and delivery of the Documents and the performance by it of the transactions contemplated in such Documents;

                  (ii) Incumbency. Certificates of incumbency of the Borrower setting forth specimen signatures of the persons authorized to execute on behalf of the Borrower the Documents;

                  (iii) Borrower's Opinion. The opinion of solicitors for the Borrower respecting such legal matters incidental to this Agreement and the transactions provided for or contemplated herein as the Agent has reasonably requested (including as to the enforceability of the Documents; and

                  (iv) Agents' and Lenders' Solicitors' Opinions. The opinions of counsel for the Agent and the Lenders in form and substance satisfactory to the Agent.

         7) Fees. All fees and expenses payable to the Agent and the Lenders on or before the initial advance will have been paid.

         8) No Material Adverse Change. There shall have occurred no Material Adverse Change with respect to the Borrower, and the Borrower shall have delivered to the Agents and the Lenders an Officer's Certificate to such effect.

         9) Delivery of Financial Information. The Agent and the Lenders shall have received:

                  (i) the audited financial statements of the Borrower for the fiscal year ending December 31, 2000; and

                  (ii) the unaudited quarterly financial statements of the Borrower for the quarter ending March 31, 2001.

         10) EDC Insurance Policies. The Agent shall have been provided with copies of all existing policies issued by the Export Development Corporation with loss payable clauses in favour of the Agent.

12.3     CONDITIONS PRECEDENT TO THE FIRST AND EACH SUBSEQUENT DRAWDOWN UNDER A
         CREDIT

         The first and each subsequent drawdown of Accommodation under a Credit shall be subject to the fulfilment of each of the following conditions precedent to the satisfaction of the Agent on or prior to the date of the proposed drawdown, it being understood that the said conditions are included for the exclusive benefit of the Agent and the Lenders and may be waived in writing by the Agent and all the Lenders for the first drawdown and the Agent and the Required Lenders thereafter, in their sole discretion, in whole or in part, from time to time:

         1) Notice of Borrowing. The Agent and the Lenders shall have received the required Notice of Borrowing in the case of a drawdown under the Revolving Credit and any other documentation required to be delivered by the Borrower in connection with such Notice of Borrowing.

         2) No Default. There shall exist no Default or Event of Default on the applicable date of drawdown and the completion of the drawdown shall not result in the occurrence of a Default or Event of Default.

         3) Representations and Warranties. All representations and warranties contained in Section 9.1 shall be true in all material respects on and as of the date of a Notice of Borrowing and after giving effect to the proposed drawdown with the same effect as if such representations and warranties had been made on and as of such date.

         4) Material Adverse Change. Since the date of this Agreement, there shall have occurred no Material Adverse Change with respect to the Borrower.

         5)       Initial Drawdown Conditions. All conditions specified in
                  Section 12.2, to the extent not previously satisfied for any reason, shall have been satisfied and in addition, the amount of the initial advance shall be sufficient to repay and shall be applied in payment of all indebtedness and liability of the Borrower to CIBC under the Existing Credit Agreement other than amounts set out in Section 2.10.

                                  ARTICLE XIII
                                    THE AGENT

13.1     APPOINTMENTS

         The Lenders appoint CIBC to act as Agent for the Lenders in the manner and upon the terms provided herein. Except as may be specifically provided to the contrary herein, each of the Lenders irrevocably authorizes CIBC as the agent for such Lender, to take such action on its behalf under the provisions of the Documents and any other instruments and agreements referred to in them, and to exercise such powers and to perform such duties under such documents as are delegated to the Agent by the terms of those documents, together with such other powers as are reasonably incidental thereto, which it may be necessary for the Agent to exercise in order that the provisions of the Documents are carried out, including, without limitation, such powers as are necessary to comply in all technical aspects with the practices of the London Interbank Eurocurrency Market. The Agent will only be required to exercise such powers and perform such duties as agent under this Agreement as it is instructed to exercise from time to time by the Lenders and will not be required to act upon any instructions received directly by the Agent from a Participant under or in respect of a Participation.

13.2     DEALING BY BORROWER WITH THE AGENT

         (a) Except as herein expressly provided, the Borrower shall deal with the Agent in lieu of the Lenders for the purposes set out in this Agreement.

         (b) The Borrower may rely, and shall be fully protected in so relying, without any obligation to inquire into the correctness thereof, upon any action taken, notice, direction, waiver, consent, determination, communication or agreement by the Agent purporting to be on behalf of the Lenders hereunder, any of which shall, as regards the Borrower, be deemed to be an action, notice, direction waiver, consent, determination, communication or agreement of the Lenders.

13.3     DELEGATION OF DUTIES

         The Agent may perform any of its duties under any Document or any other instruments and agreements referred to therein by or through its agents or employees and will be entitled to the advice of counsel concerning all matters pertaining to its duties thereunder.

13.4     INDEMNITY

         The Lenders hereby indemnify the Agent (to the extent not reimbursed by the Borrower) rateably according to their Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any nature or kind whatsoever which may be imposed on, incurred by, or asserted against the Agent in such capacity in any way relating to or arising out of the

Documents and any other instruments and agreements referred to in them or any action taken or omitted by the Agent under the Documents or any other instruments and agreements referred to in them; provided that no Lender will be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its rateable share as above described of out-of-pocket expenses (including the fees and disbursements of counsel) incurred by the Agent in connection with the determination or preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, the Documents or any other instruments and agreements referred to in them, to the extent that the Agent is not reimbursed for such expenses by the Borrowers on demand. In addition, the Agent may refrain from exercising any right, power or discretion or taking any action to protect or enforce the rights of the Agent or any Lender under the Documents or any other instruments and agreements referred to in them until it has been indemnified or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result of such exercise or action.

13.5     EXCULPATION

         The Agent will have no duties or responsibilities except those expressly set out in this Agreement. The Agent or any of its officers, directors, employees or agents will not be liable for any action taken or omitted to be taken under this Agreement or in connection with it, unless caused by its or their gross negligence or wilful misconduct. The duties of the Agent will be mechanical and administrative in nature. The Agent will not have by reason of this Agreement or any other Document a fiduciary relationship in respect of any Lender and nothing herein or therein, expressed or implied, is intended to, or will be construed so as to, impose upon the Agent any obligation except as expressly set out herein. The Agent will not be responsible for any recitals, statements, representations or warranties herein or therein or which may be contained in any document subsequently received by the Agent or for the authorization, execution, effectiveness, genuineness, validity or enforceability of the Documents or any other instruments and agreements referred to therein and will not be required to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of the Documents or any other instruments and agreements referred to therein. Each of the Lenders severally represents and warrants to the Agent that it has made and will continue to make such independent investigation of the financial condition and affairs of the Borrower as such Lender deems appropriate in connection with its entering into this Agreement and the making and continuance of borrowings under the Credits, that such Lender has and will continue to make its own appraisal of the creditworthiness of the Borrower and that such Lender in connection with such investigation and appraisal has not relied upon any information provided to such Lender by the Agent. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which, by the terms of this Agreement or any other Document, the Agent is permitted or required to take or to grant, and the Agent will be absolutely entitled to refrain from taking any action or to withhold any approval and will not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under this

Agreement or any other Document until it has received such instructions from the Required Lenders, or all Lenders, as the case may be. Except with respect to any instructions that are specifically stated to be required of all of the Lenders, no such Lender will have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Document in accordance with instructions received from the Required Lenders.

13.6     RELIANCE

         The Agent will be entitled to rely upon any writing, notice, statement, certificate, facsimile, telex, teletype message, cablegram, radiogram, order or other document or telephone conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and, with respect to all legal matters pertaining to this Agreement or any other Document and its duties hereunder or thereunder, upon the advice of counsel selected by it.

13.7     EXCHANGE OF INFORMATION

         The Borrower agrees that the Agent and each Lender may provide to the other Lenders or the Agent such information concerning the financial position, property and operations of the Borrower, which in the opinion of the Agent or such Lender, is relevant to the ability of the Borrower to fulfil its obligations under or in connection with this Agreement or any other Document provided that the Agent will be under no obligation to disclose any information to any of the Lenders in respect of the Borrower, other than providing to such Lenders and the Agent copies of this Agreement, the financial statements and other materials delivered by the Borrower pursuant to this Agreement and copies of any certificates delivered by the Borrower pursuant to this Agreement. All information supplied by the Borrower to the Agent or any Lender will be kept strictly confidential and used only for the purpose of managing, participating, syndicating, selling or assigning the Credits.

13.8     THE AGENT, INDIVIDUALLY

         With respect to its Commitment and the Accommodation granted by it under the Credits, the Agent will have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent, and the term "Lenders" or any similar terms will, unless the context clearly indicates otherwise, include the Agent in its capacity as a Lender hereunder. It is understood and agreed by all of the Lenders that the Agent may accept deposits from, lend money to, and generally engage in banking business with the Borrower, as if it were not an Agent under this Agreement.

13.9     RESIGNATION

         If at any time the Agent deems it advisable, in its sole discretion, it may, as hereinafter provided, deliver to each of the Lender and the Borrower written notification of its resignation insofar as it acts on behalf of the Lenders pursuant to this Article 13, such resignation to be effective upon the date of the appointment by the Required Lenders of a successor acceptable to the Borrower, such appointment to be promptly made. If no such appointment has been made within thirty (30) days the Agent may make such appointment on behalf of the Lenders and will forthwith give notice of such appointment to the Lenders and the Borrower, provided that the Person appointed as a successor Agent is acceptable to the Borrower.

13.10    INSTRUCTIONS BY LENDERS

         1) Except with respect to any approval, instruction or other expression that is specifically stated to be required of all of the Lenders, an approval, instruction or other expression of the applicable Lenders may be obtained by instrument in writing as provided in Section 13.10(2) or may be included in a resolution that is submitted to a meeting or adjourned meeting of all Lenders duly called and held for the purpose of considering the same as hereinafter provided and will be deemed to have been obtained if such resolution is passed by the affirmative vote of not less than 66-2/3% of the votes given on a poll of such Lenders with respect to such resolution. A meeting of Lenders may be called by the Agent or the Borrower and will be called by the Agent upon the request of any Lender. Every such meeting will be held in the City of Toronto, or at such other reasonable place as the Agent may approve. At least ten (10) Banking Days notice of the time and place of any such meeting will be given to the Lenders and will include or be accompanied by a draft of the resolution to be submitted to such meeting, but the notice may state that such draft is subject to amendment at the meeting or any adjournment thereof. The Lenders who are present in person or by proxy at the time and place specified in the notice will constitute a quorum. A person nominated in writing by the Agent will be chairman of the meeting. Upon every poll taken at any such meeting every Lender who is present in person or represented by a proxy duly appointed in writing (who need not be a Lender) will be entitled to one vote in respect of each Dollar of outstanding Accommodation calculated as applicable for a vote of Required Lenders which it is then owed, calculated as of the Banking Day first preceding the day of the meeting, or if no Accommodation is outstanding as at such date, will be entitled to one vote in respect of each percentage of the Commitment made by such Lender of the total Commitments of all Lenders. In respect of all matters concerning the convening, holding and adjourning of Lenders' meetings, the form, execution and deposit of instruments appointing proxies and all other relevant matters, the Agent may from time to time make such reasonable regulations not inconsistent with this Section as it will deem expedient and any regulations so made by the Agent will be binding upon the Borrower, the Agent and the Lenders. A resolution passed pursuant to this Section will be binding upon all Lenders, and the Agent (subject to the provisions for its indemnity herein contained) will be bound to give effect thereto accordingly.

         2) Subject to Section 13.10(3), any approval, instruction or other expression of the Lenders may also be obtained by an instrument in writing signed in one or more counterparts by Lenders which have made at least 66-2/3% of the Dollar amount of the Accommodation calculated as applicable for a vote of Required Lenders, or if no Accommodation is outstanding at such time, by Lenders which have made Commitments which in the aggregate equal 66-2/3% or more of the Credits.

         3) Any approval, instruction or other expression that is specifically stated to be required of the Required Lenders or of all of the Lenders may be obtained either by a resolution passed at a meeting of the Lenders called and held in accordance with Section 13.10(1) (disregarding the percentage vote referred to in such Section, in the case where the expression in question is required of all of the Lenders) or by an instrument in writing signed in one or more counterparts by the Required Lenders, the Lenders or all of the Lenders, as the case may be.

13.11    ARRANGEMENTS FOR REPAYMENT OF ACCOMMODATION

         Prior to an acceleration of the payment of amounts outstanding under this Agreement pursuant to Section 11.2, the Agent will, upon receipt by it of payments from the Borrower on account of principal or any other payment made to the Agent on behalf of the Lenders, pay over to each Lender the amount to which it is entitled under this Agreement on a pro rata basis in accordance with the then outstanding amount of each Lender's Commitment. Such payment will be made promptly following receipt and, in any event, the Agent will use its best efforts to pay to each Lender at the Lender's branch of account such amount on the same Banking Day as such amount is received by the Agent.

13.12    REPAYMENT BY LENDERS TO AGENT

         1) Unless the Agent has been notified in writing by the Borrower at least one (1) Banking Day prior to the date on which any payment to be made by the Borrower under this Agreement is due that the Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that the Borrower has remitted such payment when so due and the Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's rateable portion of such assumed payment. If the Borrower does not in fact remit such payment to the Agent, without restricting the obligation of the Borrower to make such payment, the Agent will promptly notify each Lender and each such Lender will forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Agent (such rate to be conclusive and binding on such Lender) in accordance with the Agent's usual banking practice for such advances to financial institutions of like standing to such Lender, but in any event at a rate no greater than the usual interbank offered rate for the sale of deposits in the applicable currency.

         2) Unless the Agent has been notified in writing by the Lender at least one (1) Banking Day prior to a drawdown date that such Lender does not intend to make available its proportion of any Accommodation under the Credits, the Agent may, in its discretion, assume that such Lender has remitted funds to the Agent and the Agent may, in its discretion and in reliance upon such assumption, make available to the Borrower on such drawdown date an amount equal to such Lender's proportion of such Accommodation. If a Lender does not in fact remit such funds to the Agent, without restricting the obligation of such Lender to make such funds available and for damages as a result of the failure to do so, the Agent will promptly notify such Lender and Borrower, and the Borrower will forthwith on demand repay to the Agent the amount made available by the Agent on behalf of such Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Agent (such rate to be conclusive and binding on such Lender and the Borrower) in accordance with the Agent's usual banking practice for advances to financial institutions of like standing to such Lender, but in any event at a rate no greater than the usual interbank offered rate for the sale of deposits in the applicable currency.

13.13    DELIVERY OF ASSIGNMENT AGREEMENT

         The Agent undertakes and agrees to deliver to the Borrower a copy of each Assignment Agreement executed pursuant to this Agreement forthwith after execution thereof.

13.14    PROVISIONS FOR BENEFIT OF LENDERS ONLY

         The provision of this Article 13 relating to the rights and obligations of the Agent and the Lenders inter se shall be operative as between the Agent and the Lenders only, and the Borrower shall have no rights under nor be entitled to rely for any purposes upon such provisions.

                                   ARTICLE XIV
                                  MISCELLANEOUS

14.1     PAYMENTS TO THE LENDERS

         1) Payments. All payments required to be made by a Borrower hereunder or under any other Document will be made in immediately available funds and amounts payable by the Borrower to the Agent for the account of the Lenders hereunder or thereunder on account of principal will be paid by the Borrower at the office of the Agent designed by the Agent or by the Agent debiting the same to the account of the Borrower as such Borrower shall have designated to the Agent, which account the Borrower will ensure is not in an unauthorized overdraft position, provided that the foregoing shall not limit the recourse of the Agent and the Lenders to any single source of funds.

         2) Net Payments, etc. Subject to Section 14.7(5), all payments by the Borrower under any Document, whether in respect of principal, interest, fees or any other item, shall be made in full without any deduction or withholding (whether in respect of set off, counterclaim, duties, Taxes, charges or otherwise whatsoever) unless the Borrower is prohibited by law from doing so, in which event the Borrower shall ensure that the deduction or withholding does not exceed the minimum amount legally required;

         (i) forthwith pay to the applicable Lender such additional amount so that the net amount received by such Lender will equal the full amount which would have been received by it had no such deduction or withholding been made;

         (ii) pay to the relevant taxation or other authorities within the period for payment permitted by Applicable Law the full amount of the deduction or withholding (including, the full amount of any deduction or withholding from any additional amount paid pursuant to Section 14.1(2)(i)); and

         (iii) furnish to the Lender, within the period for payment permitted by Applicable Law, an official receipt of the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

         3) In the event that all or any part of any payment by the Borrower received by an Agent or a Lender is thereafter set aside, avoided or recovered from the Agent or a Lender for any reason whatsoever (including, in connection with any receivership, liquidation, reorganization or bankruptcy proceeding), the applicable Lenders shall, upon demand by the Agent, contribute the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it and the Indebtedness of the Borrower in respect of any such amounts shall be reinstated, remain outstanding and be due and payable, all as though such payment had not been made.

14.2     EXPENSES

         Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower shall on demand pay to the Agent all reasonable out-of-pocket expenses and taxes thereon incurred by the Agent including the reasonable fees and disbursements of any experts or advisers (including lawyers on a solicitor and client basis and independent consultants) retained by the Agent, in connection with (i) the preparation of this Agreement and the other Documents and any amendment, modification or waiver of any of the provisions hereof or thereof, (ii) searches conducted, (iii) the protection and enforcement of the rights of the Agent and the Lenders provided for in the Documents, (iv) registrations, recordings or filings relating to the execution and delivery of, or consummation of, any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of the Documents, and (v) such costs and expenses in relation to the Syndication or Participation of the Credits, including any advertising fees in relation thereto.

14.3     AMENDMENT, WAIVER, ETC.

         No waiver or delay on the part of the Agent or any of the Lenders in exercising any right or privilege hereunder or under any other Document will operate as a waiver hereof or thereof unless made in writing and signed by an authorized officer of the Agent, provided however that no amendment, waiver or consent, unless in writing and signed by all of the Lenders, will be effective to do any of the following: (a) reduce or forgive the payment of any principal, interest, fees or any other amount payable by the Borrower pursuant to this Agreement; (b) postpone any maturity date of any amount payable by the Borrower pursuant to this Agreement; (c) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Credits, or the number of Lenders, which will be required for the Lenders or any of them to take any action under this Agreement; (e) amend this Section; or (f) release any material portion of the Security; and provided further that no amendment, waiver or consent will, unless in writing and signed by the Agent and all of the Lenders, affect the rights or duties of the Agent under this Agreement. No written waiver will preclude the further or other exercise by the Agent or any of the Lenders of any right, power or privilege hereunder or under any other Document, or extend to or apply to any further Default or Event of Default. Each Lender acknowledges and agrees that a waiver of a Default or an Event of Default shall not constitute a postponement of the Maturity Date of any amount payable hereunder or an increase in the obligations or Commitment of any Lender hereunder.

14.4     FURTHER ASSURANCES

         The Borrower will from time to time immediately on the Agent's request do, make and execute all such financing statements, further assignments, documents, acts, matters and things as may reasonably be required by the Agent with respect to this Agreement or any other Document to give effect to these presents including any financing statements, further assignments, documents, acts, matters or things required by the Agent or any Lender in respect of any Syndication by a Lender.

14.5     DEALINGS BY AGENTS AND LENDERS

         Neither the Agent nor any Lender will be obligated to exhaust its recourse against the Borrower or any other Person or against any security any of them may hold in respect of the obligations of the Borrower to the Agent and the Lenders before realizing upon or otherwise dealing with any other security in such manner as the Agent and the Lenders may consider desirable. The Agent and any of the Lenders may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Borrower and any other Person, sureties and others and any securities as they may see fit without prejudice to the obligations of the Borrower under this Agreement and under any other Document or the Agents or the Lender's right to hold and enforce this Agreement and any other Document and any of their rights and remedies hereunder and thereunder. The powers conferred on the Agent, the Lenders or any of them under this Agreement and under any other Document are solely to protect their interests therein and will not impose any duty upon the Agent or any Lender to exercise any such powers.

14.6     NOTICES

         Any notice or communication to be given under this Agreement or any of the other Documents may be effectively given by delivering the same at the addresses hereinafter set out or by sending the same by prepaid registered mail or facsimile to the parties at such addresses. Any notice so mailed shall be deemed to have been received on the third Banking Day next following the mailing thereof provided the postal service is in operation during such time. Any notice sent by facsimile will be deemed to have been received on transmission provided that printed confirmation of such transmission to the correct telephone number shall have been generated by the sender's facsimile machine. The addresses and facsimile numbers of the parties for the purposes hereof will respectively be:

in the case of the Borrower:    Millar Western Forest Products Ltd.
                                16640-111 Avenue
                                Edmonton, Alberta
                                T5J 4W2

                                Attention: President
                                Fax No.: (780) 486-8282

with a copy to:                 Fraser Milner Casgrain
                                2900, 10180-101 Street
                                Manulife Place
                                Edmonton, Canada
                                T5J 3V5

                                Attention: R. Turner
                                Fax No.: (780) 423-7276
in the case of the Agent:       Canadian Imperial Bank of Commerce
                                Canadian Credit Capital Markets -
                                BCE Place
                                8th Floor
                                161 Bay Street
                                Toronto, Ontario
                                M5J 2S8

                                Attention: Director
                                Fax No.: (416) 956-3830

In the case of a Lender, the address and facsimile number of such Lender as set out in Schedule E or the applicable Assignment Agreement.

         The Borrower, the Agent or any Lender may from time to time notify the other parties hereto, in accordance with the provisions of this Agreement, of any change of address or facsimile number which thereafter, until changed by like notice, will be the address or facsimile number of such party for all purposes of this Agreement.

14.7     PARTICIPATION AND SYNDICATION

         1) The rights, benefits and obligations of each of the Lenders under or in respect of this Agreement and the other Documents (referred to in this Section as the "RIGHTS") may in whole or in part, be participated (a "PARTICIPATION"), or syndicated, sold or assigned (a "SYNDICATION") by a Lender from time to time to one or more financial institutions; provided that (a) in the case of a Syndication the Lender shall first have notified the Borrower and the Agent, and the Agent and the Borrower shall have consented thereto in writing, such consents not to be unreasonably withheld, (b) any Syndication of less than all of such Lender's interests in a Credit shall be in a minimum amount of $2,500,000 or any whole multiples of $1,000,000 thereafter, unless such Lender is assigning to another Lender some or all of its interests in a Credit, in which event no minimum amount shall apply, (c) the Participant in a Syndication shall execute and deliver to the Agent a duly completed Assignment Agreement (other than for the signature of the Agent), and (d) the syndicating, selling or assigning Lender shall pay to the Agent an administration fee of $3,000 with respect to each Syndication.

         2) For the purpose of such Participations or Syndications, any Lender may provide to a potential participant, transferee or assignee (a "PARTICIPANT") on a confidential basis access to any and all information disclosed to the Agent or any Lenders pursuant to this Agreement or in the possession of the Agent or any of the Lenders.

         3) In the event of a Syndication to a Participant, such Participant, to the extent of the rights and obligations syndicated, sold or assigned to it, shall become a "Lender" under this Agreement and shall become entitled to such rights and obligations to the same extent as if such Participant were an original party to this Agreement in respect thereof, and the syndicating Lender shall be released and discharged accordingly.

         4) If the Rights are the subject of a Participation, all references in this Agreement to a Lender will thereafter be construed as a reference to such Lender and the Participants, provided that the Borrower and the Agent will be entitled to deal with such Lender as if it were the sole owner of the Rights and such Lender will not be released from any of its obligations under this Agreement by virtue of the Participation and provided further that such documents do not adversely modify the Borrowers' rights or increase its obligations under this Agreement. The Borrower acknowledges and agrees that each Lender is entitled, in its own name and on behalf of the Participants, to enforce for the benefit of, or as agent for, any Participants, any and all rights, claims and interests of such Participants, in respect of the Rights subject to a Participation. A Lender granting a Participation shall not grant or assign any Participant any rights to approve any amendment, waiver, proposed consent to or under this Agreement or the other Documents. Neither the Agent nor any Lender will be responsible for any default by any other Lender in its obligation not to so grant or assign any of such rights.

         5) Notwithstanding Section 14.1(2), in the event that any Participation or Syndication is made to a Participant that is not a resident of Canada for the purposes of the Income Tax Act (Canada) (a "non-resident"), then any amounts that the Borrower pays pursuant to the Income Tax Act (Canada) on account of withholding tax in respect of monies payable by the Borrower to such non-resident Participant shall be treated as if paid by the Borrower to the non-resident Participant and applied against the indebtedness of the Borrower to the non-resident under this Agreement.

14.8     ASSIGNMENT BY LENDERS AFTER EVENT OF DEFAULT

         Notwithstanding the restrictions contained in Section 14.7, upon the occurrence of an Event of Default, the rights, benefits and obligations of each of the Lenders under or in respect of this Agreement and the other Documents may in whole or in part be syndicated, sold or assigned by a Lender to one or more Persons without restriction. For the purpose of such syndication, sale or assignment, any Lender may provide to a potential syndicate member, transferee or assignee on a confidential basis access to any and all information disclosed to the Agent or any Lender pursuant to this Agreement or in the possession of the Agent or any Lender.

14.9     REPLACEMENT OF A LENDER

         If any Lender does not consent to a request of the Borrower requiring unanimous consent of the Lenders and the Required Lenders have consented to the request, the Borrower shall be entitled for a period of up to 30 days from the date the decision of the Lenders was determined, to propose one or more Canadian chartered banks or other Canadian financial institutions which, if not a Lender, shall be acceptable to the remaining Lenders (which acceptance shall not be unreasonably withheld) which banks or other institutions would be prepared to accept an assignment of the Credits of the declining Lender in accordance with
Section 14.7. If, within that time period, the Borrower is able to propose such assignees and, if applicable, the proposed assignees are acceptable to the remaining Lenders, the declining Lender shall at the end of such period but conditional upon such assignments having been arranged in respect of the entire loan position of such declining Lender, assign its rights and obligations hereunder to such proposed assignees in accordance with Section 14.7 for a price equal to in the case of each declining Lender, the then outstanding principal amount of all outstanding Accommodation of that declining Lender plus accrued interest and fees on the principal amount of all outstanding Accommodation of that declining Lender. The Agent agrees to assist the Borrower in arranging replacement Lenders.

14.10    SURVIVAL

         This Agreement will continue in full force and effect so long as any of the Credits are available or any Indebtedness, liability or obligation is due and payable to the Agent or any of the Lenders in respect of the Credits unless it is varied or terminated in writing and all agreements, representations, warranties and covenants of the Borrower made herein or in any other Document or otherwise, will be deemed to have been relied on by the Agent and the Lenders notwithstanding any investigation heretofore or hereafter made by the Agent or any of the Lenders, their respective solicitors or any representative of the Agent or any of the Lenders and will survive the execution of this Agreement, the other Documents and the granting of Accommodation under the Credits until repayment in full of all amounts owing to the Agent and the Lenders.

14.11    SUCCESSORS AND ASSIGNS

         This Agreement will be binding upon and will enure to the benefit of the Borrower, the Agent, the Lenders and their respective successors and permitted assigns, provided that the Borrower will not assign any of its rights or obligations hereunder or under any of the other Documents without the prior written consent of all of the Lenders.

14.12    GOVERNING LAW

         1) The Documents and all certificates and other instruments delivered to the Agent or the Lenders pursuant thereto will be construed and interpreted in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein unless otherwise specifically stated therein.

         2) The Borrower, the Agent and the Lenders hereby irrevocably and unconditionally waive, to the maximum extent not prohibited by law, any right they may have to claim or recover in any legal action or proceeding relating to the Credit Agreement or any of the other Documents, any special, exemplary, punitive or consequential damages.

14.13    COUNTERPARTS

         This Agreement may be simultaneously executed in any number of counterparts, each of which shall be deemed to be an original.

14.14    SCHEDULES AND EXHIBITS

         The Schedules and Exhibits attached hereto and forming part of this Agreement are as follows:

                                    SCHEDULES

         Schedule A   -   Permitted Liens
         Schedule B   -   Environmental Matters
         Schedule C   -   Litigation
         Schedule D   -   Commitments
         Schedule E   -   Addresses of Lenders
         Schedule F   -   Lenders
         Schedule G   -   Material Agreements


                                    EXHIBITS

         Exhibit A    -   Assignment Agreement
         Exhibit B    -   Notice of Borrowing
         Exhibit C    -   Notice of Rollover/Switch
         Exhibit D    -   BA Equivalent Note
         Exhibit E    -   Compliance Certificate
         Exhibit F    -   Form of Arrangements Letter

14.15    PERFORMANCE BY THE AGENT OF BORROWER'S OBLIGATIONS

         If the Borrower fails to perform or comply with any of its agreements contained in this Agreement or in any other Document to which it is a party, the Agent shall be entitled to, but need not, perform or otherwise cause the performance or compliance of such agreement, provided that such performance or compliance shall not constitute a waiver, remedy or satisfaction of such default, and expenses of the Agent incurred in connection with any such performance or compliance will be payable by the Borrower to the Agent on demand.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

                                       MILLAR WESTERN FOREST PRODUCTS LTD.

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       CANADIAN IMPERIAL BANK OF
                                       COMMERCE, IN ITS CAPACITY AS AGENT

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                       CANADIAN IMPERIAL BANK OF COMMERCE IN ITS
                                       CAPACITY AS A LENDER


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       HSBC BANK CANADA


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                       BANK OF MONTREAL


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE A
                                 PERMITTED LIENS


         (1) Liens for taxes not overdue, or which are being contested if adequate reserves with respect thereto are maintained by the Borrower in accordance with GAAP and the enforcement of any related Lien is stayed;

         (2) undetermined or inchoate Liens arising in the ordinary course of business which relate to obligations not overdue or a claim for which has not been filed or registered pursuant to Applicable Law;

         (3) carriers', warehousemens', mechanics', materialmens', repairmens', construction or other similar Liens arising in the ordinary course of business which relate to obligations not overdue;

         (4) easements, rights-of-way, restrictions and other similar encumbrances or rights in property reserved by other persons incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower;

         (5) zoning and building by-laws and ordinances and municipal by-laws and regulations so long as the same are complied with;

         (6) statutory Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

         (7) the reservations and exceptions contained in, or implied by statute in, the original disposition from the Crown and grants made by the Crown of interests so reserved or excepted;

         (8) security given by the Borrower to a public utility or any municipality or governmental or other public authority when and to the extent required by such utility or municipality or other authority in the ordinary course of business;

         (9) the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit, or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as conditions of the continuance thereof; and

         (10) Purchase Money Liens not exceeding $2,000,000 in aggregate at any time.

                                   SCHEDULE B

                              ENVIRONMENTAL MATTERS


                                       NIL

                                   SCHEDULE C

                                   LITIGATION


                                       NIL

                                   SCHEDULE D

                                   COMMITMENTS


Name of Lender              Revolving Credit                Short Notice
                            (including Letter of Credit     Swingline Credit
                            Swingline Credit)

Canadian Imperial Bank      $15,000,000                       $5,000,000
of Commerce


HSBC Bank Canada            $20,000,000                       $  nil


Bank of Montreal            $10,000,000                       $  nil


         NOTE: THE SHORT NOTICE SWINGLINE CREDIT FORMS PART OF THE REVOLVING CREDIT AND THE AGGREGATE COMMITMENT IS $50,000,000

                                   SCHEDULE E

                              ADDRESSES OF LENDERS


Canadian Imperial Bank of Commerce
Commerce Place
10155-102 Second Street
Suite 1900
Edmonton, Alberta
T5J 4G8

Attention:  Director, Commercial Banking
Fax No.:    (780) 420-3099


HSBC BANK CANADA
885 West Georgia Street
Vancouver, British Columbia
V6C 3E9

Attention:  Vice-President, Commercial Financial Services
Fax No.:    (604) 641-1808


BANK OF MONTREAL
9th Floor, First Canadian Centre
350 - 7th Avenue, S.W.
Calgary, Alberta
T2P 3N9

Attention:  Senior Manager, Corporate Finance
Fax No.:    (403) 234-1688

                                   SCHEDULE F

                                     LENDERS


Canadian Imperial Bank of Commerce


HSBC Bank Canada


Bank of Montreal

                                   SCHEDULE G

                               MATERIAL AGREEMENTS


         1. Power Syndicate Agreement dated as of January 1, 2001 between Epcor PPA Management Inc., Slave Lake Pulp Partnership, the Borrower, Dow Chemical Canada Inc. and ANC Power Company.

                                    EXHIBIT A

                              ASSIGNMENT AGREEMENT


         THIS ASSIGNMENT AGREEMENT dated as of    o    is made among    o
(the "ASSIGNOR"), a Lender under the Credit Agreement referred to and defined hereafter, Canadian Imperial Bank of Commerce, as Agent (the "AGENT"), Millar
Western Forest Products Ltd. (the "BORROWER") and    o    (the "ASSIGNEE").

RECITALS:

1. Pursuant to a credit agreement dated as of June 27, 2001 (as amended, modified, replaced, supplemented and restated from time to time, the "CREDIT AGREEMENT") among inter alia the Borrower, the Agent, and the financial institutions specified therein as lenders (collectively the "LENDERS"), the Lenders have provided certain credit facilities to the Borrower.

2.     The Assignor has agreed to assign and sell to the Assignee all of its
right, title and interest in and to   o  % of the Revolving Credit (the
"ASSIGNED INTEREST") and the Assignee has agreed to accept and purchase the Assigned Interest and to assume all liabilities and obligations of the Assignor in respect of the Assigned Interest.

3. The Borrower has agreed to acknowledge the release and assumption of the Assigned Interest.

AGREEMENT:

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. Capitalized terms defined in the Credit Agreement which appear herein without definition shall have the meanings ascribed thereto in the Credit Agreement.

2. CONVEYANCE OF ASSIGNED INTEREST. Pursuant to Section 14.7 of the Credit Agreement and subject to the terms of this Agreement, the Assignor hereby assigns, sells, conveys and transfers to the Assignee, without recourse, all of its undivided interest in and to the Assigned Interest.

3. ASSUMPTION. Pursuant to Section 14.7 of the Credit Agreement and subject to the terms of this Agreement, the Assignee hereby accepts and assumes the Assigned Interest by payment to the Assignor of the amount set forth on Schedule "A" hereto and the Assignee hereby agrees to be bound by the terms and conditions of the Credit Agreement and the other Documents as if it were an original Lender and acknowledges and expressly assumes in the name, place and stead of the Assignor all obligations and liabilities attaching to the Assigned Interest and agrees to perform the terms, conditions and agreements on its part to be performed as a Lender in respect thereof under the Credit Agreement and the other Documents.

4. REPRESENTATION AND WARRANTIES OF THE ASSIGNOR. The Assignor hereby represents and warrants and the Borrower hereby acknowledges that, as at the date hereof, the outstanding principal amount under the Assigned Interest and interest accrued and unpaid in respect thereof is as set forth on Schedule "A" hereto. The Assignor further represents and warrants that it has not previously assigned, pledged or otherwise encumbered the Assigned Interest.

5. REPRESENTATION AND WARRANTIES OF THE ASSIGNEE. The Assignee hereby represents and warrants that it is a Canadian [NON-CANADIAN] resident financial institution and the Assignee hereby indemnifies the Agent for any liability which the Agent may incur in connection with any amount for which the Borrower becomes liable with respect to required deduction or withholding pursuant to
Section 14.7(5) as a consequence of such assignment.

6. RELEASE BY THE BORROWER. The Borrower hereby acknowledges the release of the Assignor from all obligations and liabilities attaching to the Assigned Interest and acknowledges the assumption of all such liabilities and obligations by the Assignee.

7.     COMMITMENTS. As of and from the date hereof, and after giving effect to
this Assignment Agreement, the Commitment of the Assignee shall be $    o    and
the Commitment of the Assignor shall be reduced by $   o    and shall be $  o  .
Schedule D to the Credit Agreement setting forth the Commitments of the Lenders is superseded and replaced effective as of the date hereof by the revised Schedule D attached hereto as Schedule B.

8. ASSIGNEE'S ACKNOWLEDGEMENT. The Assignee hereby acknowledges that it has received a copy of the Credit Agreement and the Documents and takes cognizance of the provisions thereof. The Assignee further acknowledges that it has conducted its own independent investigation as to the financial condition of the Borrower and the Guarantors.

9. RECOGNITION AS LENDER. The parties hereto acknowledge that the Assignee is, by virtue of compliance with the provisions of Section 14.7 of the Credit Agreement, as of and from the date hereof, a Lender under and as defined in the Credit Agreement for the purposes thereof and for the purposes of all other Documents. Schedule F to the Credit Agreement setting forth the names of the Lenders is superseded and replaced effective as of the date hereof by the revised Schedule F attached hereto as Schedule C.

10. NO REPRESENTATIONS. Except as otherwise expressly provided herein, the Assignee confirms that this Assignment Agreement is entered into by the Assignee without any representations or warranties by the Assignor or the Agent in any of their respective capacities under the Credit Agreement or otherwise, on any matter whatsoever including, without limitation, the effectiveness of the Credit Agreement or any document delivered pursuant thereto or in connection therewith or any of the terms, covenants and conditions therein or the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower, any of its Subsidiaries or any other party to the Credit Agreement. The Assignee confirms that it has relied solely on its own investigations and analysis in connection with all such matters and all other matters incidental to this Assignment Agreement and the transactions contemplated herein and therein and the Assignee confirms that it has not in any way relied upon, and will not hereafter rely upon, the Assignor or the Agent in respect of any such matters.

11. FEES, COSTS AND EXPENSES. The Assignor and the Assignee shall be responsible for their own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment Agreement. Upon the execution hereof by each of the parties hereto, the administration fee of $3,000 contemplated by Section 14.7 of the Credit Agreement shall be paid to the Agent by the Assignor.

12. AMENDMENTS AND WAIVERS. Any amendment or modification or waiver of any right under any provision of this Assignment Agreement shall be in writing (in the case of an amendment or modification, signed by the parties) and any such waiver shall be effective only for the specific purpose for which given and for the specific time period, if any, contemplated therein. No failure or delay by any party in exercising any right, power or privilege under this Assignment Agreement shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment Agreement shall be without prejudice to any rights with respect to any other or further breach.

13. NOTICES. All notices hereunder shall be given and received as provided in Section 14.6 of the Credit Agreement and the address and facsimile number of the Assignee for the purposes of notices shall be as set out on the execution page of this Assignment Agreement.

14. FURTHER ASSURANCES. The parties hereto shall at all times hereafter execute and deliver, upon request, all such further documents and instruments, and shall do and perform all such acts, as may reasonably be necessary to give full effect to the intent and meaning hereof.

15. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All agreements, representations, warranties, indemnities and covenants made by the Assignor or the Assignee herein shall survive the execution and delivery of this Assignment Agreement and continue in full force and effect without termination.

16. TIME OF THE ESSENCE. Time shall be of the essence in this Assignment Agreement.

17. GOVERNING LAW. This Assignment Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract.

18. ENUREMENT. This Assignment Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

19. COUNTERPARTS. This Assignment Agreement may be executed in counterparts, each of which shall be deemed an original and which, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF the parties have executed this Assignment Agreement under the hands of their proper officers duly authorized in that behalf as of the date first above written.

                                       MILLAR WESTERN FOREST PRODUCTS LTD.


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       [ASSIGNOR]


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       [ASSIGNEE]


Attention:                             By:
            ------------------------        ------------------------------------
Facsimile:  o                               Name:
                                            Title:

Attention:                             By:
            ------------------------        ------------------------------------
Facsimile:  o                               Name:
                                            Title:

                                       CANADIAN IMPERIAL BANK OF COMMERCE, in
                                       its capacity as Agent

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                       CANADIAN IMPERIAL BANK OF COMMERCE

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                       HSBC BANK CANADA


                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       BANK OF MONTREAL

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE A
                         TO ASSIGNMENT AGREEMENT DATED o

                                 PURCHASE PRICE

                                   SCHEDULE B
                         TO ASSIGNMENT AGREEMENT DATED o

                                   COMMITMENTS

                                   SCHEDULE C
                         TO ASSIGNMENT AGREEMENT DATED o

                                     LENDERS

                                    EXHIBIT B

                               NOTICE OF BORROWING

TO:      Canadian Imperial Bank of Commerce, as Agent

This Notice of Borrowing is delivered to you pursuant to Section 2.6 of the Credit Agreement dated as of June 27, 2001 among Millar Western Forest Products Ltd. as Borrower, Canadian Imperial Bank of Commerce, HSBC Bank Canada, Bank of Montreal and the financial institutions which from time to time become party thereto, as Lenders, Canadian Imperial Bank of Commerce, as Agent (as supplemented, amended, modified, replaced or restated from time to time, the "CREDIT AGREEMENT"). All capitalized terms set forth herein and not otherwise defined will have the respective meanings specified in the Credit Agreement.

1.       We hereby give you notice that on ________________________, _______, we wish to obtain the following Accommodation under the Revolving Credit referred to in the Credit Agreement:

                  Prime Rate Loan Amount -            Cdn.$_____________________

                  US Base Rate Loan Amount -          US$_______________________

                  LIBOR Loan Amount -                 US$_______________________

                  LIBOR Period                        __________________________

         Bankers' Acceptances:

                  Principal Amount -                  Cdn.$_____________________

                  Term & Maturity -                   __________________________

                  Person to Whom the Bankers'
                  Acceptances are to be delivered
                  (if applicable) -                   __________________________

2.       We confirm that:

         (a) there is no Default or Event of Default on the date hereof and the completion of the drawdown requested herein, will not result in the occurrence of a Default or Event of Default; and

         (b) all representations and warranties contained in Section 9.1 are true in all material respects on and as of the date hereof and after giving effect to the drawdown requested herein with the same effect as if such representations and warranties had been made on and as of such date.

3. Since June 27, 2001, there has occurred no Material Adverse Change with respect to the Borrower which has not been waived.

DATED this _______________ day of _________________________, _______.


                                       MILLAR WESTERN FOREST PRODUCTS LTD.

                                       By:  ____________________________________
                                            Name:
                                            Title:

                                       By:  ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT C

                            NOTICE OF ROLLOVER/SWITCH

TO:      Canadian Imperial Bank of Commerce, as Agent

This Notice of Rollover/Switch is delivered to you pursuant to Section 2.7 of the Credit Agreement dated as of June 27, 2001 among Millar Western Forest Products Ltd., as Borrower, Canadian Imperial Bank of Commerce, HSBC Bank Canada, Bank of Montreal and the financial institutions which from time to time become party thereto, as Lenders, Canadian Imperial Bank of Commerce, as Agent (as supplemented, amended, modified, replaced or restated from time to time, the "CREDIT AGREEMENT"). All capitalized terms set forth herein and not otherwise defined will have the respective meanings specified in the Credit Agreement.

1.       We hereby give you notice that on ________________________, _______ , we wish to undertake a rollover/switch of the following Accommodation outstanding under the Revolving Credit into the following Accommodation:




DATED this _______________ day of _________________________, ________.



                                       MILLAR WESTERN FOREST PRODUCTS LTD.

                                       By:  ____________________________________
                                            Name:
                                            Title:

                                       By:  ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT D

                               BA EQUIVALENT NOTE

                           FORM OF BA-EQUIVALENT NOTE

CDN. $ o                                                    DATE: ______________


         The undersigned refers to the Credit Agreement dated as of June 27, 2001 among Millar Western Forest Products Ltd., as Borrower, Canadian Imperial Bank of Commerce, HSBC Bank Canada, Bank of Montreal and the financial institutions which from time to time become party thereto, as Lenders, Canadian Imperial Bank of Commerce, as Agent (as supplemented, amended, modified, replaced or restated from time to time, the "CREDIT AGREEMENT"). All capitalized terms set forth herein and not otherwise defined will have the respective meanings specified in the Credit Agreement.

         For value received, the undersigned promises to pay on    o    or on
such earlier date as such amount may become due pursuant to the provisions of
the Credit Agreement ( the "MATURITY DATE"), to or to the order of    o    (the
"HOLDER") the sum of Cdn. $    o    , without interest until the Maturity Date,
and thereafter, with interest in accordance with the Credit Agreement.

         The undersigned hereby waives presentment, protest and notice of every kind and waives any defence based upon indulgences which may be granted by the Holder to the undersigned and waives any days of grace.

         Payment of this note shall be made in Cdn. Dollars in immediately available funds. This note evidences debt incurred under, is secured as provided in, and is subject to the terms and provisions of, the Credit Agreement including payment of interest after the Maturity Date.

         This note shall be governed by the laws of the Province of Alberta and the laws of Canada applicable in such Province.

DATED this _______________ day of _________________________, _______.


                                       MILLAR WESTERN FOREST PRODUCTS LTD.

                                       By:  ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT E

                             COMPLIANCE CERTIFICATE



TO:      Canadian Imperial Bank of Commerce (the "Agent")

RE: Credit Agreement dated as of June 27, 2001 among Millar Western Forest Products Ltd., as Borrower, Canadian Imperial Bank of Commerce, HSBC Bank Canada and Bank of Montreal and the financial institutions which from time to time become party thereto, as Lenders, Canadian Imperial Bank of Commerce, as Agent (as supplemented, amended, modified, replaced or restated from time to time, the "CREDIT AGREEMENT").



         The undersigned, the [TITLE/A SENIOR OFFICER IS REQUIRED] of the Borrower, hereby certifies, in that capacity and not personally, as follows:

1. I have read and am familiar with the provisions of the Credit Agreement and I have made such examinations and investigations, including the review of the applicable books and records of the Borrower, as I have deemed necessary to enable me to express an informed opinion as to the matters set out herein.

2.       The Borrower is in compliance with the Financial Covenants contained in
Section 10.3 of the Credit Agreement and more particularly,

         (a)      Fixed Charge Coverage Ratio is o :1 calculated as follows:

                  (i)      EBITDA                                     $ o

                  (ii)     Maintenance Capital Expenditures  $ o

                  (iii)    income taxes paid in cash         $ o

                  (iv)     total of (ii) and (iii)                    $ o

                  (v)      difference between (i) and (iv)                   $ o

                  (vi)     Interest Expense                  $ o

                  (vii)    principal payments for borrowed
                           money                             $ o

                  (viii)   total of (vi) and (vii)                    $ o

                  (ix)     (v) divided by (viii)                             $ o

(b)      Working Capital Ratio is  o :1 calculated as follows:

                  (i)      consolidated assets               $ o

                  (ii)     prepaid expenses                  $ o

                  (iii)    difference between (i) and (ii)                   $ o

                  (iv)     current liabilities               $ o

                  (v)      amount outstanding under the
                           Credits excluding amount in
                           respect of Letters of Credit
                           issued in support of
                           current liabilities               $ o

                  (vi)     total of (iv) and (v)                     $ o

                  (vii)    (iii) divided by (vi)                             $ o


3.       The aggregate amount of Foreign Exchange Contracts outstanding as of
   o   [THE MOST RECENT COMPLETED FISCAL QUARTER OF THE BORROWER] is US$   o   .

4. Each of the representations and warranties contained in Article 9 of the Credit Agreement is true and correct on the date hereof as if made on and as of the date hereof.

5.       The Borrower is not in breach of any of the covenants set out in
Article 10 of the Credit Agreement on the date hereof.

6.       No Default or Event of Default has occurred.

         The certificate is delivered to you pursuant to Section 10.4(2)(iii) of the Credit Agreement. Initially capitalized terms used in this Compliance Certificate have the meanings given in the Credit Agreement.

         DATED: _____________________________ [within 60 days of the end of each of the first three fiscal quarters of the Borrower and 120 days of the end of the Borrower's fiscal year]

                                       By: _____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT F

                           FORM OF ARRANGEMENTS LETTER


TO:      Millar Western Forest Products Ltd.

RE:      Credit Agreement dated as of June 27, 2001 among Millar Western Forest
Products Ltd., as Borrower, Canadian Imperial Bank of Commerce, HSBC Bank Canada, Bank of Montreal and the financial institutions which from time to time become party thereto, as Lenders, Canadian Imperial Bank of Commerce, as Agent (as supplemented, amended, modified, replaced or restated from time to time, the "CREDIT AGREEMENT").



1.       APPLICABLE MARGIN:

         The undersigned Lender agrees that the applicable margins for Accommodation under the Credits for the undersigned Lender is as follows:

Prime Rate Loans                                 o  %
US Base Rate Loans                               o  %
LIBOR Loans                                      o  %
Bankers' Acceptances                             o  %

2.       STANDBY FEE:

         The Borrower will pay to the undersigned Lender a standby fee at the
rate per annum of   o  % calculated daily on the undrawn amount of the Revolving
Credit (taking into account outstanding accommodation under the Swing Line Credit and without taking into account any limitation resulting from the Borrowing Base requirements). The standby fee shall be calculated commencing on the Closing Date and shall be payable quarterly in arrears on the first banking day following the quarter end of March, June, September and December of each year. The first payment is due October, 2001.

3.       UPFRONT FEE:

         The Borrower will pay to the undersigned Lender on the Closing Date an
upfront fee of $   o   .

4.       ISSUANCE FEES FOR LETTERS OF CREDIT

         The Borrower shall pay to the undersigned the following issuance fees pursuant to Section 5.8(2) of the Credit Agreement:

         Financial Letters of Credit $   o

         Non-Financial Letters of Credit $   o

5.       DEPOSIT RATES:

         The undersigned Lender will pay interest at the following rates per
annum for deposits in minimum amounts of $  o   for a minimum period of   o  :

         Cdn $ deposits     Prime Interest Rate minus   o  % per annum

         US $ deposits      US Base Rate minus   o  % per annum

Executed June 27, 2001 by: [Lender]

                                       By: _____________________________________
                                           Name:
                                           Title:


                                       By: _____________________________________
                                           Name:
                                           Title:

                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I INTERPRETATION ......................................................1

1.1           Definitions......................................................1

1.2           Headings, Etc...................................................15

1.3           Number, Gender and Expressions..................................15

1.4           Time............................................................15

1.5           Non-Banking Days................................................15

1.6           Calculations....................................................15

1.7           Statutory References............................................15

1.8           Severability....................................................16

1.9           Entire Agreement................................................16

ARTICLE II    THE CREDITS.....................................................17

2.1           Establishment of Credits........................................17

2.2           Utilization of Proceeds.........................................17

2.3           Types of Accommodation Available under the Revolving Credit.....18

2.4           Drawdown, Rollovers and Switches of Accommodation...............18

2.5           Pro Rata Accommodation..........................................18

2.6           Drawdown of Credits.............................................19

2.7           Rollovers and Switches of Accommodation.........................20

2.8           Disbursement - Prime Rate Loans, US Base Rate Loans and
              LIBOR Loans.....................................................21

2.9           Disbursement - Bankers' Acceptances.............................21

2.10          Existing Letters of Credit......................................21

ARTICLE III   PRIME RATE LOANS, US RATE BASE LOANS AND LIBOR LOANS............22

3.1           Recording in Books and Records..................................22

3.2           Interest........................................................22

3.3           Payment of Interest.............................................22

3.4           Maximum Rate of Return..........................................23

3.5           Interest Act (Canada)...........................................23

3.6           Interest On Amounts Owing Hereunder.............................23

ARTICLE IV    GENERAL PROVISIONS RELATING TO LIBOR LOANS......................25

4.1           General.........................................................25

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                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                            PAGE

4.2           Early Termination of LIBOR Periods..............................25

4.3           Inability to Make LIBOR Loans...................................25

4.4           Inability to Maintain LIBOR Loans...............................26

4.5           Increased Costs.................................................26

4.6           Indemnity.......................................................27

ARTICLE V     BANKERS' ACCEPTANCES AND LETTERS OF CREDIT......................28

5.1           General.........................................................28

5.2           Acceptance......................................................28

5.3           Acceleration....................................................28

5.4           Change in Circumstances.........................................28

5.5           Provisions of Bankers' Acceptances..............................29

5.6           Power of Attorney for Bankers' Acceptances......................29

5.7           Outstanding Bankers' Acceptances on an Event of Default.........29

5.8           Letters of Credit...............................................30

ARTICLE VI    FEES AND INDEMNITIES, ETC.......................................31

6.1           Fees............................................................31

6.2           Regulatory Change Indemnity.....................................31

6.3           Currency Indemnity..............................................31

6.4           Environmental Indemnity.........................................32

6.5           General Indemnity...............................................32

6.6           Nature of Indemnities...........................................33

ARTICLE VII   REPAYMENT AND PREPAYMENT........................................34

7.1           Repayment of Credits............................................34

7.2           Currency of Repayments..........................................35

7.3           Exceeding Limit of Credit.......................................36

7.4           Automatic Debit.................................................36

7.5           Cancellation of Commitment......................................36

7.6           Payments........................................................36

7.7           Extension of Maturity Date......................................36

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                            PAGE

ARTICLE VIII  SECURITY........................................................38

8.1           Security........................................................38

8.2           Form, Substance and Registration of Security....................38

8.3           After Acquired Property and Further Assurances..................38

8.4           General.........................................................39

ARTICLE IX    REPRESENTATIONS AND WARRANTIES..................................40

9.1           Representations and Warranties..................................40

9.2           Survival of Representations and Warranties......................43

ARTICLE X     COVENANTS.......................................................44

10.1          Affirmative Covenants...........................................44

10.2          Negative Covenants of the Borrowers.............................45

10.3          Financial Covenants.............................................46

10.4          Accounting, Financial Statements and Other Information..........46

ARTICLE XI    EVENTS OF DEFAULT...............................................49

11.1          Events of Default...............................................49

11.2          Acceleration....................................................51

11.3          Set Off.........................................................52

11.4          Remedies Cumulative.............................................52

11.5          Availability of Accommodation After Default and Appropriation
              of Monies Received..............................................52

11.6          Non-Merger......................................................53

11.7          Pro Rata Sharing................................................53

ARTICLE XII   CONDITIONS PRECEDENT............................................54

12.1          Closing.........................................................54

12.2          Conditions Precedent to the Establishment by Lenders of the
              Credits.........................................................54

12.3          Conditions Precedent to the First and each Subsequent Drawdown under a Credit..................................................55

ARTICLE XIII  THE AGENT.......................................................57

13.1          Appointments....................................................57

13.2          Dealing by Borrower with the Agent..............................57

13.3          Delegation of Duties............................................57

13.4          Indemnity.......................................................57

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                            PAGE

13.5          Exculpation.....................................................58

13.6          Reliance........................................................59

13.7          Exchange of Information.........................................59

13.8          The Agent, Individually.........................................59

13.9          Resignation.....................................................59

13.10         Instructions by Lenders.........................................60

13.11         Arrangements for Repayment of Accommodation.....................61

13.12         Repayment by Lenders to Agent...................................61

13.13         Delivery of Assignment Agreement................................62

13.14         Provisions for Benefit of Lenders Only..........................62

ARTICLE XIV   MISCELLANEOUS...................................................63

14.1          Payments to the Lenders.........................................63

14.2          Expenses........................................................64

14.3          Amendment, Waiver, etc..........................................64

14.4          Further Assurances..............................................64

14.5          Dealings by Agents and Lenders..................................65

14.6          Notices.........................................................65

14.7          Participation and Syndication...................................66

14.8          Assignment by Lenders After Event of Default....................67

14.9          Replacement of a Lender.........................................67

14.10         Survival........................................................68

14.11         Successors and Assigns..........................................68

14.12         Governing Law...................................................68

14.13         Counterparts....................................................68

14.14         Schedules and Exhibits..........................................69

14.15         Performance by the Agent of Borrower's Obligations..............69